AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 12, 2006

REGISTRATION NO.  333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

51-0347963
(I.R.S. Employer Identification No.)

1550 Liberty Ridge Drive, Suite 100

Wayne, Pennsylvania  19087

(610) 251-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John B. Wright II, Esq.

Vice President, General Counsel and Secretary

1550 Liberty Ridge Drive, Suite 100

Wayne, Pennsylvania  19087

(610) 251-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Gerald J. Guarcini, Esq.

Ballard Spahr Andrews & Ingersoll, LLP

1735 Market Street, 51st Floor

Philadelphia, Pennsylvania  19103

(215) 665-8500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plan, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price (2)	Proposed maximum aggregate offering price	Amount of registration fee
2.625% Convertible Senior Subordinated Notes due 2026	$201,250,000	100%	$201,250,000	$21,534
Common Stock, par value $0.01 per share	3,696,057 shares(1)	—(3)	—(3)	—(3)

(1)           Represents the number of shares of common stock that are issuable upon conversion of the notes based on conversion rate of 18.3655 shares per $1,000 principal amount of Notes.  The actual number of shares of common stock registered in this registration statement also includes such additional number of shares of common stock as may be issued or issuable by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)           Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

(3)           No additional consideration will be received for the common stock and, therefore, no registration fee is required pursuant to Rule 451(i) under the Securities Act.

The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

$201,250,000

2.625% Convertible Senior Subordinated Notes Due 2026

Selling securityholders named in this prospectus or in prospectus supplements may use this prospectus to resell from time to time their Notes and the shares of common stock issuable upon conversion of the Notes.  We will not receive any proceeds from sales of these securities by the selling securityholders.

Interest is payable on the Notes on April 1 and October 1 of each year, beginning April 1, 2007. In addition, contingent interest is payable during any six-month period from October 1 to March 31 and from April 1 to September 30, commencing with the period beginning on October 6, 2011, if the average market price of a Note for the five consecutive trading days ending three trading days before the relevant six-month period equals 120% or more of the principal amount of the Notes. The contingent interest will equal 0.25% per year of the average market price of a Note during the measuring period.

The Notes are our general unsecured obligations and are subordinated to all our senior debt and senior to any subordinated debt and effectively junior to all liabilities of our subsidiaries.

Each $1,000 principal amount of the Notes is convertible at your option, into 18.3655 shares of our common stock, par value $0.001 per share (equivalent to an initial conversion price of approximately $54.45 per share), subject to adjustment as described in this prospectus, at any time before the stated maturity, from and after the date of any of the following events:  (1) during any fiscal quarter after the fiscal quarter ending September 30, 2006, if the sale price of our common stock for at least 20 trading days in the 30 trading-day period ending on the last trading day of the previous fiscal quarter exceeds 130% of the conversion price on that 30th trading day; (2) if the trading price of the Notes falls below a specified threshold; (3) if we have called the Notes for redemption; (4) on the occurrence of the specified corporate transactions described in this Prospectus; or (5) during the two month period prior to maturity.

On conversion, we will deliver cash equal to the lesser of the aggregate principal amount of the Notes to be converted and our total conversion obligation plus cash or shares of our common stock, at our election, in respect of the remainder, if any, of our conversion obligation. If certain corporate transactions occur on or before October 6, 2011, we will increase the conversion rate by a number of additional shares of common stock or, in lieu thereof, we may in certain circumstances, elect to adjust the conversion rate and related conversion obligation so that the Notes are convertible into shares of the acquiring or surviving company.

The conversion rate of 18.3655 shares per $1,000 principal amount of the Notes is equivalent to an initial conversion price of $54.45 per share of common stock. Shares of our common stock are listed on the New York Stock Exchange under the symbol “TGI.”  The last reported sale price of our common stock on December 11, 2006 was $53.62 per share.

We may redeem some or all of the Notes for cash at any time on or after October 6, 2011. You may require us to repurchase all or a portion of your Notes on October 1, 2011, 2016 and 2021 or, subject to specified exceptions, on a fundamental change (as described in this prospectus).

The Notes are eligible for trading in the PORTAL market.

Under the terms of the indenture, we and each holder of the Notes agree, for United States federal income tax purposes, to treat the Notes as indebtedness that is subject to the regulations governing contingent payment debt instruments. See “Certain U.S. Federal Income Tax Consequences.”

This investment involves risks. See “Risk Factors” beginning on page 11 of this offering memorandum.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is December 12, 2006

TABLE OF CONTENTS

Special Notice Regarding Forward Looking Statements
Incorporation of Certain Documents by Reference
Summary
Ratio of Earnings to Fixed Charges
Risk Factors
Use of Proceeds
Price Range of Common Stock
Dividend Policy
Capitalization
Description of the Notes
Description of Certain Indebtedness
Description of Capital Stock
Certain U.S. Federal Income Tax Consequences
Selling Securityholders
Plan of Distribution
Where You Can Find Additional Information
Legal Matters
Experts

Except as otherwise indicated or required by the context, references in this prospectus to “we,” “us,” “our,” “Triumph” or the “Company” refer to Triumph Group, Inc. and its subsidiaries.

The Triumph logo is a trademark of Triumph Group, Inc. This prospectus contains other trade names, trademarks and service marks of Triumph and of other companies.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus.  The selling securityholders are offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities.

i

SPECIAL NOTICE REGARDING FORWARD LOOKING STATEMENTS

You should carefully consider the risk factors included under the heading “Risk Factors” in this prospectus, and the risk factors included in the documents incorporated by reference in this prospectus. This prospectus, including the documents incorporated by reference in this prospectus, contains statements that may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included or incorporated by reference in this prospectus regarding our financial position, business strategy and plans and objectives for future performance are forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are commonly identified by the use of such terms and phrases as “intends,” “believes,” “estimates,” “expects,” “projects,” “anticipates,” “foreseeable future,” “seeks,” and words or phrases of similar import in connection with any discussion of future operating or financial performance. You should read statements that contain these words carefully because they discuss future actions, future performance or results of current and anticipated services, sales efforts, expenses, and financial results or state other forward-looking information.

We believe that it is important to communicate our future expectations to our investors and potential investors. However, any or all of our forward-looking statements in this prospectus, and in the documents incorporated by reference in this prospectus, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. These forward-looking statements can be affected by inaccurate assumptions we might make or by risks and uncertainties, including competitive factors relating to the aerospace industry, dependence of some of our businesses on key customers, requirements of capital, product liabilities in excess of insurance, uncertainties relating to the integration of acquired businesses, general economic conditions affecting our business segment, technological developments, limited availability of raw materials or skilled personnel, changes in governmental regulation and oversight and the continuing impact of the September 11, 2001 attacks and international hostilities and terrorism. For a more detailed discussion of these and other factors affecting us, see the factors included under the heading “Risk Factors” in this prospectus and in the risk factors included in the documents incorporated by reference in this prospectus. Consequently, no forward-looking statement can be guaranteed. Our actual future results may vary materially. In addition, other factors besides those described or incorporated by reference in this prospectus, could also adversely affect operating or financial performance. You should assume that the information appearing or incorporated by reference in this prospectus is accurate only as of the date on the front cover of this prospectus or the date of the document incorporated by reference, as applicable. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ii

SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our Company and this offering, we encourage you to read this entire document, including the “Risk Factors” section, the financial and other information included in or incorporated by reference into this prospectus and the documents to which we have referred.

OUR COMPANY

Overview

Triumph Group, Inc. was incorporated in 1993 in Delaware. Our Company designs, engineers, manufactures, repairs, overhauls and distributes aircraft systems and components, such as hydraulic, mechanical and electromechanical control systems, aircraft and engine accessories, structural components and assemblies, non-structural composite components, auxiliary power units, or APUs, avionics and aircraft instruments. We serve a broad spectrum of the aerospace industry, including original equipment manufacturers, or OEMs, of commercial, regional, business and military aircraft and components, as well as commercial regional airlines and air cargo carriers. In the fiscal year ended March 31, 2006, we had net sales of $760.4 million, operating income of $56.1 million and net income of $34.5 million. For the six months ended September 30, 2006, we had net sales of $448.9 million, operating income of $41.6 million and net income of $22.0 million. Over the three fiscal years ended March 31, 2006, we increased our annual sales at a compound annual growth rate of 12%.

The percentage of our net sales for fiscal 2006 and the first six months of fiscal 2007 by end market were 45% and 43%, respectively, for large commercial jets, 33% and 34%, respectively, for military aircraft and space vehicles, 9% and 11%, respectively, for business jets, 6% and 5%, respectively, for regional commercial jets and 7% and 7%, respectively, for other.

We have a broad customer base. For the fiscal year ended March 31, 2006, our largest customer, The Boeing Company, accounted for approximately 22% of our net sales and our ten largest customers accounted for approximately 48% of our net sales. Additionally, we maintain a balanced and diverse mix of revenues across a wide variety of platforms, including:

•       Large Commercial Jets—Boeing 737, 747, 767, 777, 787 and Airbus 320, 321, 340, 380;

•       Military Aircraft and Space Vehicles—Boeing C-17, F/A-18, CH-47, V-22, Lockheed Martin F-16, Northrop
Grumman E-2C and Sikorsky UH60;

•       Business Jets—Gulfstream IV, V and Bombardier Global Express Challenger and Learjet and Cessna Citation; and

•       Regional Commercial Jets—Bombardier CRJ100/200, CRJ700 and Embraer ERJ 135/145, ERJ 170/190.

We offer our products and services through two groups of operating businesses - our Aerospace Systems Group and our Aftermarket Services Group.

Aerospace Systems Group

Our Aerospace Systems Group, which generated $578.3 million in sales, or 76% of our net sales, for the fiscal year ended March 31, 2006, consists of companies that service the full spectrum of aerospace customers, which include aerospace OEMs and the top-tier manufacturers who supply them, domestic and foreign militaries, airlines and air cargo carriers. This group utilizes its capabilities to design, engineer and build complete mechanical, electromechanical, hydromechanical control and hydraulic systems, while continuing to broaden the scope of detailed parts and assemblies that we supply to the aerospace market. Most of our designs are proprietary and we typically provide repair, overhaul and spare parts for these systems. The systems the companies within this group design, engineer, build and repair include:

•       Main engine gear box assemblies

•       High lift actuation

•       Hydraulic systems

•       Landing gear actuation systems

•       Primary and secondary flight control systems

•       Thermal management systems

This group also includes companies performing complex manufacturing, machining and forming processes for a full range of structural components, as well as complete assemblies and subassemblies such as:

•       Wing spars and stringers

•       Stretch-formed leading edges and fuselage skins

•       Formed structural sheet metal components

•       Monolithic floors, bulkheads and frames

•       Floor beams

•       Landing gear components and assemblies

•       Composite floor panels, environmental control system ducting and non-structural composite flight deck and other interior components

•       Bonded components

Aftermarket Services Group

Our Aftermarket Services Group, which generated $185.0 million in sales, or 24% of our net sales, for the fiscal year ended March 31, 2006, serves a diverse group of customers, which includes airlines, air cargo carriers, domestic and foreign militaries and third-party repair and overhaul providers. This group operates the world’s largest independent APU repair and overhaul business and endeavors to be the vendor of choice for airborne structures and component repair and overhaul to our customers as they continue to consolidate vendors. We will also continue to develop Federal Aviation Administration, or FAA, approved Designated Engineering Representative and Special Federal Aviation Regulation 36 proprietary repair procedures for the components we repair and overhaul. Companies in our aftermarket services group repair and overhaul various instruments and components for the aviation industry, including:

•       APUs

•       Nacelles, thrust reversers and flight control surfaces

•       Constant speed drives, integrated drive generators and air-cycle machines

•       Cockpit instrumentation

•       Interior sidewalls, ceiling panels and overhead bins

•       Ground support equipment

This group also specializes in the manufacturing of precision investment castings of super alloys, titanium and aluminum alloys utilizing Equiax, single crystal and directionally solidified casting processes primarily for aerospace engine OEMs and third-party engine repair and overhaul providers. In addition, this group provides a full range of services including hot isostatic pressing, heat treating, machining and thermal coating.

Our Industry

While the aerospace systems industry has been largely consolidated as a result of the desire of major OEMs to interface with fewer suppliers, the component production and repair sectors are still highly fragmented. The component supplier sector has been consolidating for the last few years and we expect this consolidation to continue into the foreseeable future. Additionally, we believe that a number of significant trends currently affecting our industry will increase demand for our products and services, including:

•       Increased air transit and aircraft utilization, including a continued rebound from lower levels resulting from the tragic events of September 11, 2001;

•       Increased OEM build rates;

•       Continued military spending and procurement;

•       Increased outsourcing by aircraft operators and OEMs;

•       Reduced number of approved suppliers to OEMs;

•       Increased maintenance and safety requirements;

•       Increased emphasis on component traceability;

•       Growth of commercial airline industry in China, India and other international markets; and

•       Introduction of new platforms (e.g., Boeing 787 and Airbus 380).

Our Competitive Advantages

We believe that we are well positioned to take advantage of the trends affecting our industry due to the following competitive advantages:

•       Systems integration services—Integrating our broad range of design, engineering, manufacturing and aftermarket service capabilities allows us to create and deliver solutions for larger, more complex aerospace systems or bundled aftermarket services. This complements the desire of our customers to delegate these crucial supply chain functions to a small circle of trusted, highly skilled partners.

•       Long-term contracts; sole-source supplier—Our business is characterized by long-term contracts and we are the only manufacturer and supplier of many of our core products. Once selected as a supplier, we are often the sole supplier for the life of the platform. This has enabled us to maintain leading market positions across many of our product and service offerings. We believe our success is a direct result of our technological and operational advantages and our position as a valued and strategic supplier to our customers.

•       Diverse array of products and services—We provide the aerospace industry a single point of purchase for a diverse array of technically complex products and services across a wide range of aerospace platforms. Customers rely on us to provide services on aircraft components and systems at every stage of their useful lives.

•       Proprietary rights in products and services—We own or license proprietary rights relating to many of our component designs, manufacturing processes and repair and overhaul procedures. Some of our customers rely exclusively on us for certain products or services because their specifications require our unique design, manufacture and/or overhaul capabilities.

•       Broad customer base—Due to our diverse array of products and services and our emphasis on quality control and timely delivery, our customers include OEMs of commercial, regional, business and military aircraft and components, substantially all of the world’s major commercial and regional airlines and major air cargo carriers. Our operating locations enjoy strong customer relations and repeat business.

•       Broad FAA certifications and licenses—We operate 23 repair stations certified by the FAA for the repair and overhaul of a broad range of aircraft instruments and accessories. We also maintain exclusive licenses from the FAA that allow us to design, engineer, repair, test and release certain components into service without further FAA approval. We believe that the amount of time and expense required to obtain these certifications and licenses make it more difficult for potential competitors to enter the market.

•       Emphasis on quality control—We have continually met or exceeded the most stringent quality control requirements of domestic and foreign regulatory authorities, OEMs, commercial airlines and other customers. We maintain detailed records to ensure the traceability of the production and service of each aircraft component. We believe that our emphasis on quality control has enabled us to obtain many of the FAA licenses that we hold. We believe that the significant expense required to institute and maintain comparable quality control procedures makes it more difficult for potential competitors to enter the market.

Our Growth Strategy

Key elements of our growth strategy include:

•       Continually add products and services—We intend to continue to introduce new aviation products and services to capitalize on the increasing trend toward outsourcing and the reduction by OEMs and aircraft operators in the number of their approved suppliers and vendors.

•       Expand operating capacity—We plan to continue to invest in state-of-the-art plant and equipment to improve our operating efficiencies and increase operating margins.

•       Acquire aggressively—Since our initial public offering in 1996, we have pursued a growth strategy designed to select complementary acquisition opportunities. During that time, we have completed 27 acquisitions. We believe that our track record of favorable financial results is in part due to the discipline with which we pursue our acquisition-based growth strategy. We expect to continue to acquire other companies, assets or product lines that add to or complement our existing products and services.

•       Market our complete portfolio of capabilities—Our growing product and service offerings give us opportunities to sell these capabilities to our customers across our companies. In addition, through brand affiliation, we can leverage our reputation for quality and performance and, where possible, introduce best operating practices throughout our operations.

•       Expand international presence—We plan to build on our international presence through continued market penetration and, as appropriate, foreign acquisitions. With the completion of our new facility in Thailand, we will be able to provide airlines with a full complement of our products and services in proximity to the region’s major centers of commerce. We anticipate significant growth opportunities in these rapidly growing and increasingly influential markets.

Corporate Information

Triumph Group, Inc. was incorporated in 1993 in Delaware. Our principal executive offices are located at 1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania 19087. Our telephone number is (610) 251-1000 and our website is located at www.triumphgroup.com. Information on our website is not part of this prospectus.

THE OFFERING

The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus contains a more detailed description of the terms and conditions of the Notes.

Issuer	Triumph Group, Inc.

Securities Offered	$201,250,000 aggregate principal amount of 2.625% Convertible Senior Subordinated Notes Due 2026. The principal amount per Note is $1,000.

Maturity Date	October 1, 2026.

Ranking

The Notes are our direct, unsecured, senior subordinated obligations and rank junior in right of payment with all of our existing and future Senior Indebtedness (as defined under “Description of the Notes—Subordination”) and equal in right of payment with any other future senior subordinated indebtedness. The Notes are effectively junior to our subsidiaries’ existing and future indebtedness and other liabilities, including trade payables.

Interest

Interest is payable on the Notes on April 1 and October 1 of each year, beginning April 1, 2007, at an annual rate of 2.625%. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Contingent Interest

Contingent interest is payable to the holders of the Notes during any six-month period from October 1 to March 31 and from April 1 to September 30 commencing with the period beginning October 6, 2011, if the average market price of a Note for the five consecutive trading days ending three trading days before the relevant six-month period equals 120% or more of the principal amount of the Notes.

The amount of contingent cash interest payable per Note in respect of any six-month period will equal 0.25% per year of the average market price of a Note for the five trading day period referred to above.

Certain U.S. Federal Income Tax Consequences

Under the indenture, we and each holder of a Note have agreed, for U.S. federal income tax purposes, to treat the Notes as indebtedness that is subject to U.S. Treasury regulations that govern contingent payment debt instruments. Under such regulations, even if we do not pay any contingent interest on the Notes, a beneficial owner of the Notes who is a U.S. Holder, as defined below under “Certain U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders,” will be required to include interest at the rate described below in its gross income for U.S. federal income tax purposes, regardless of whether that owner uses the cash or accrual method of tax accounting. This imputed interest, also referred to as original issue discount, will accrue at a rate equal to 8.375% per year (subject to certain adjustments), computed on a semi-annual bond equivalent basis, which represents the yield on non-contingent, non-convertible, fixed-rate debt with terms and conditions otherwise comparable to the Notes. The rate at which the original issue discount will accrue for U.S. federal income tax purposes will exceed the Notes’ stated interest rate of 2.625% per annum.

Each U.S. Holder of Notes will recognize a gain or loss on the sale, exchange, conversion or retirement of a Note in an amount equal to the difference between the amount realized on the sale, exchange, conversion or retirement, including the fair market value of any common stock received on conversion or otherwise, and the holder’s adjusted tax basis in the Notes. Any gain recognized by a holder on the sale, exchange, conversion or retirement of a Note generally will be treated as ordinary income; any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss. See “Certain U.S. Federal Income Tax Consequences.”

You may in certain situations be deemed to have received a distribution subject to U.S. federal income tax as a dividend in the event of a taxable dividend distribution to holders of our common stock or in certain other situations requiring a conversion rate adjustment. For non-U.S. Holders (as defined herein), this deemed distribution may be subject to U.S. federal withholding tax requirements. See “Certain U.S. Federal Income Tax Consequences.”

Conversion Rights	Holders may convert their Notes at any time before the stated maturity from and after the date of the following events:

•  during any fiscal quarter after the fiscal quarter ending September 30, 2006 (and only during such quarter), if the last reported sale price of our common stock for at least 20 trading days in the 30 trading-day period ending on the last trading day of the previous fiscal quarter exceeds 130% of the conversion price on that 30th trading day;

•  during the five business days immediately following any five consecutive trading-day period in which the trading price per $1,000 principal amount Note (as defined under “Description of the Notes”) for each day of that period was less than 98% of the product of the closing price of our common stock and the conversion rate of the Notes on each such day;

• if we have called the Notes for redemption;

• on the occurrence of the specified corporate transactions described under “Description of the Notes—Conversion Rights”; or

• during the two month period prior to maturity.

For each $1,000 principal amount of Notes surrendered for conversion, a holder initially will receive cash and shares of our common stock, if any, at a conversion rate of 18.3655 shares. This represents an initial conversion price of approximately $54.45 per share of common stock. The conversion rate may be adjusted for certain reasons, but will not be adjusted for accrued interest or contingent interest, if any. On conversion, a holder will generally not receive any cash payment representing accrued interest, including contingent interest and additional amounts, if any. Instead, accrued interest, including contingent interest and additional amounts, if any, will be deemed paid by the common stock received by a holder on conversion. Notes called for redemption may be surrendered for conversion until the close of business on the business day before the redemption date.

On a surrender of your Notes, we will deliver cash equal to the lesser of the aggregate principal amount of the Notes to be converted and our total conversion obligation and, at our election, cash or shares of our common stock in respect of the remainder, if any of our conversion obligation.

If a holder elects to convert its Notes in connection with certain corporate transactions that occur on or prior to October 6, 2011, we will increase the conversion rate by a number of additional shares of common stock on conversion as described under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments—Make-Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control” or, in lieu thereof, we may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that the Notes are convertible into shares of the acquiring or surviving company.

Payment at Maturity	Each holder of $1,000 principal amount of the Notes shall be entitled to receive $1,000 at maturity, plus accrued interest, including contingent interest, if any.

Optional Redemption

We may not redeem the Notes before October 6, 2011. We may redeem some or all of the Notes for cash on or after October 6, 2011, on at least 30 days but not more than 60 days notice by mail to holders of Notes at the redemption prices set forth under “Description of the Notes—Optional Redemption by Triumph.”

Repurchase Right of Holders

Holders may require us to repurchase all or a portion of their Notes on October 1, 2011, 2016 and 2021 at a purchase price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, including contingent interest and additional amounts, if any, to the date of repurchase.

Fundamental Change Put

On a fundamental change (as defined under “Description of the Notes—Repurchase of Notes by Triumph at Option of Holder upon a Fundamental Change”), holders may require us, subject to certain conditions, to repurchase all or a portion of their Notes. We will pay a purchase price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, including contingent interest and additional amounts, if any, to the repurchase date.

Use of Proceeds	We will not receive any of the proceeds from the resale by the selling securityholders of the Notes. See “Use of Proceeds.”

Trading

We do not intend to list the Notes on any national securities exchange. The Notes are eligible for trading in the PORTAL market. Our common stock is listed on the New York Stock Exchange under the symbol “TGI”.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges for the last five fiscal years and for the six month period ended September 30, 2006 and our pro forma ratio of earnings to fixed charges for the fiscal year ended March 31, 2006 and the six month period ended September 30, 2006. The pro forma ratio of earnings to fixed charges gives effect to the net decrease in interest expense and increase in deferred financing costs resulting from the issuance of the Notes and the use of the proceeds to prepay our Senior Notes and repay certain amounts outstanding under our credit facility.

For the purpose of these ratios, “earnings” consist of income from continuing operations before income taxes, fixed charges and amortization of capitalized interest, minus capitalized interest and minority interest in pre-tax income of subsidiaries that have not incurred fixed charges, and “fixed charges” consist of interest expense, including capitalized interest, amortized premiums, discounts and capitalized expenses related to indebtedness and estimated interest included in rental expense.

	Historical											Pro Forma
	Fiscal Year Ended March 31,										Six Months Ended September 30,	Fiscal Year Ended March 31,	Six Months Ended September 30,
	2006		2005		2004		2003		2002		2006	2006	2006
Ratio of earnings to fixed charges	3.57	x	2.17	x	2.42	x	4.38	x	5.21	x	4.45x	4.86x	6.02x

RISK FACTORS

Investing in the Notes involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in or incorporated by reference into this prospectus before making an investment decision. The risk and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. The occurrence of any of the following risks could materially adversely affect our business, financial condition or results of operations or your investment in the Notes.

Risks Related to Our Industry

Factors that have an adverse impact on the aerospace industry may adversely affect our results of operations.

A substantial percentage of our gross profit and operating income was derived from commercial aviation for fiscal year 2006. Our operations are focused on designing, engineering and manufacturing aircraft components for new aircraft, selling spare parts and performing repair and overhaul services on existing aircraft and aircraft components. Therefore, our business is directly affected by economic factors and other trends that affect our customers in the aerospace industry, including a possible decrease in outsourcing by OEMs and aircraft operators or projected market growth that may not materialize or be sustainable. When these economic and other factors adversely affect the aerospace industry, they tend to reduce the overall customer demand for our products and services, which decreases our operating income. Economic and other factors that might affect the aerospace industry may have an adverse impact on our results of operations.

There has been a recovery in commercial air travel to levels above those prior to the terrorist attacks of September 11, 2001 resulting in recovery of demand for commercial aerospace products and services. Nevertheless, as a result of market conditions since September 11, 2001, the financial condition of our airline customers has deteriorated and thereby introduced credit risk with some of our significant airline customers, as well as introducing negative implications for their ability to fund the acquisition of new aircraft for their fleet. In addition, the recent rise in energy costs has significantly increased the price of fuel to the airlines resulting in additional pressure on operating costs. These or other events may lead to further declines in the worldwide aerospace industry that could further adversely affect our business and financial condition.

Competitive pressures may adversely affect us.

We have numerous competitors in the aerospace industry. We compete primarily with the top-tier systems integrators and the manufacturers that supply them, some of which are divisions or subsidiaries of OEMs and other large companies that manufacture aircraft components and subassemblies. Competition for the repair and overhaul of aviation components comes from three primary sources: OEMs, major commercial airlines and other independent repair and overhaul companies. Some of our competitors have substantially greater financial and other resources than we have. Competitive pressures may materially adversely affect our operating revenues and, in turn, our business and financial condition.

We may need to expend significant capital to keep pace with technological developments in our industry.

The aerospace industry is constantly undergoing development and change and it is likely that new products, equipment and methods of repair and overhaul service will be introduced in the future. In order to keep pace with any new developments, we may need to expend significant capital to purchase new equipment and machines or to train our employees in the new methods of production and service. We may not be successful in developing new products and these capital expenditures may have a material adverse effect on us.

We may incur significant expenses to comply with new or more stringent governmental regulation.

The aerospace industry is highly regulated in the United States by the FAA and in other countries by similar agencies. We must be certified by the FAA and, in some cases, by individual OEMs in order to engineer and service parts and components used in specific aircraft models. If any of our material authorizations or approvals were revoked or suspended, our operations would be adversely affected. New or more stringent governmental regulations may be adopted, or industry oversight heightened in the future, and we may incur significant expenses to comply with any new regulations or any heightened industry oversight.

Risks Related to Our Business

The loss of our key customer could have a material adverse effect on us.

For the year ended March 31, 2006 and the second quarter of fiscal 2007, The Boeing Company, or Boeing, represented approximately 21.7% and 22.9% of net sales, respectively. The loss of this customer could have a material adverse impact on us. In addition, some of our operating locations have significant customers, the loss of whom could have an adverse effect on those businesses.

We may be unable to successfully achieve “tier one” supplier status with OEMs, and we may be required to risk our capital to achieve “tier one” supplier status.

Many OEMs are moving toward developing strategic partnerships with their larger suppliers, frequently called “tier one” suppliers. Each tier one supplier provides an array of integrated services including research and development, engineering purchasing, warehousing and assembly for OEM customers. We have been designated as a tier one supplier by some OEMs and are striving to achieve tier one status with other OEMs. In order to maintain or achieve tier one status, we may need to expand our existing capacities or capabilities, and there is no assurance that we will be able to do so. As we expand into the tier one supplier status, we are exposed to adverse litigation action by competitors whose market share is being diminished.

Many new aircraft programs require that major suppliers become risk-sharing partners, meaning that the cost of design, development and engineering work associated with the development of the aircraft is borne by the supplier, usually in exchange for a long-term agreement to supply critical parts once the aircraft is in production. Boeing’s 787 and Airbus’ A380 are examples of two new aircraft programs in which we are competing in a product development process in order to obtain eventual long term production agreements. In the event that the aircraft fails to reach the full production stage or we fail to win the long-term contract, the investment that we have made in research and development and other start-up costs may not produce the anticipated return on investment.

We may not realize our anticipated return on capital commitments made to expand our capabilities.

From time to time, we make significant capital expenditures to implement new processes and to increase both efficiency and capacity. Some of these projects require additional training for our employees and not all projects may be implemented as anticipated. If any of these projects do not achieve the anticipated increase in efficiency or capacity, our returns on these capital expenditures may not be as expected.

Our expansion into international markets may increase credit and other risks.

As we pursue customers in Asia, South America and other less developed aerospace markets throughout the world, our inability to ensure the creditworthiness of our customers in these areas could adversely impact our overall profitability. In addition, with the completion of our Thailand facility and as we pursue customers in other parts of the world, we will be subject to the legal, political, social and regulatory requirements and economic conditions of other jurisdictions. We may also make additional foreign capital investments, including acquisitions of foreign companies, in the future. Risk inherent to international operations include, but are not limited to, the following:

•               difficulty in enforcing agreements in foreign legal systems;

•               foreign countries may impose additional withholding taxes or otherwise tax our foreign income, impose tariffs or adopt other restrictions on foreign trade and investment, including currency exchange controls;

•               fluctuations in exchange rates may affect demand for our products and services and may adversely affect our profitability in U.S. dollars;

•               inability to obtain, maintain or enforce intellectual property rights;

•               changes in general economic and political conditions in the countries in which we operate;

•               unexpected adverse changes in foreign laws or regulatory requirements, including those with respect to environmental protection, export duties and quotas;

•               difficulty with staffing and managing widespread operations; and

•               difficulty of and costs relating to compliance with the different commercial and legal requirements of the countries in which we operate.

We may need additional financing for acquisitions and capital expenditures and additional financing may not be available on terms acceptable to us.

A key element of our strategy has been, and continues to be, internal growth supplemented by growth through the acquisition of additional companies and product lines engaged in the aerospace industry. In order to grow internally, we may need to make significant capital expenditures, such as investing in facilities in low cost countries, and may need additional capital to do so. Our ability to grow is dependent upon, and may be limited by, among other things, availability under our credit facility and by particular restrictions contained in our credit facility and our other financing arrangements. In that case, additional funding sources may be needed, and we may not be able to obtain the additional capital necessary to pursue our internal growth and acquisition strategy or, if we can obtain additional financing, the additional financing may not be on financial terms that are satisfactory to us.

Cancellations, reductions or delays in customer orders may adversely affect our results of operations.

Our overall operating results are affected by many factors, including the timing of orders from large customers and the timing of expenditures to manufacture parts and purchase inventory in anticipation of future sales of products and services. A large portion of our operating expenses are relatively fixed. Because several of our operating locations typically do not obtain long-term purchase orders or commitments from our customers, they must anticipate the future volume of orders based upon the historic purchasing patterns of customers and upon our discussions with customers as to their anticipated future requirements. These historic patterns may be disrupted by many factors, including changing economic conditions, inventory adjustments, or work stoppages or labor disruptions at our customers. Cancellations, reductions or delays in orders by a customer or group of customers could have a material adverse effect on our business, financial condition and results of operations.

Our acquisition strategy exposes us to risks, including the risk that we may not be able to successfully integrate acquired businesses.

We have a consistent strategy to grow, in part, by the acquisition of additional businesses in the aerospace industry and are continuously evaluating various acquisition opportunities, including those outside the United States and those that are larger than the acquisitions we have made previously. However, we do not have any definitive agreements at this time to acquire additional businesses. Our ability to grow by acquisition is dependent upon, among other factors, the availability of suitable acquisition candidates. Growth by acquisition involves risks that could adversely affect our operating results, including difficulties in integrating the operations and personnel of acquired companies, the potential amortization of acquired intangible assets, the potential impairment of goodwill and the potential loss of key employees of acquired companies. We may not be able to consummate acquisitions on satisfactory terms or, if any acquisitions are consummated, satisfactorily integrate these acquired businesses.

We may not be successful in expanding our casting activities in the aerospace market.

This year, the casting business continued to transition its target market away from industrial gas turbine products and shifted its focus to the production of aerospace products. Such expansion will require additional capital expenditures. In addition, several OEMs are already operating with such newer materials and processes and, in certain cases, hold proprietary technology and patents. There can be no assurance that we will be able to successfully expand into the aerospace market.

Any product liability claims in excess of insurance may adversely affect our financial condition.

Our operations expose us to potential liability for personal injury or death as a result of the failure of an aircraft component that has been serviced by us or the failure of an aircraft component designed or manufactured by us. While we believe that our liability insurance is adequate to protect us from these liabilities, our insurance may not cover all liabilities. Additionally, insurance coverage may not be available in the future at a cost acceptable to us. Any material liability not covered by insurance or for which third party indemnification is not available could have a material adverse effect on our financial condition.

The lack of available skilled personnel may have an adverse effect on our operations.

From time to time, some of our operating locations have experienced difficulties in attracting and retaining skilled personnel to design, engineer, manufacture, repair and overhaul sophisticated aircraft components. Our ability to operate successfully could be jeopardized if we are unable to attract and retain a sufficient number of skilled personnel to conduct our business.

Any exposure to environmental liabilities may adversely affect us.

Our business, operations and facilities are subject to numerous stringent federal, state, local and foreign environmental laws and regulations. Although management believes that our operations and facilities are in material compliance with such laws and regulations, future changes in such laws, regulations or interpretations thereof or the nature of our operations or regulatory enforcement actions which may arise, may require us to make significant additional capital expenditures to ensure compliance in the future. Some of our facilities have been or are currently the subject of environmental remediation activities, the cost of which is subject to indemnification provided by IKON Office Solutions, Inc., or IKON. The IKON indemnification covers the cost of liabilities that arise from environmental conditions or activities existing at facilities prior to our acquisition from IKON in July 1993, including the costs and claims associated with the environmental remediation activities and liabilities discussed above. Some other facilities acquired and operated by us or one of our subsidiaries have at one time or another been under active investigation for environmental contamination by federal or state agencies when acquired have and, at least in some cases, continue to be under investigation or subject to remediation. Individual facilities of ours have also been subject to investigation on occasion for possible past waste disposal practices which might have contributed to contamination at or from remote waste disposal sites. We are often indemnified by prior owners or operators and/or present owners of the facilities for liabilities which we might otherwise incur as a result of these investigations and the environmental contamination found which pre-dates our acquisition of these facilities, subject to certain limitations, including but not limited to limitations on the survival period of the indemnity. We also maintain a pollution liability policy that provides coverage for material liabilities associated with the clean-up of on-site pollution conditions, as well as defense and indemnity for certain third party suits (including Superfund liabilities at third party sites), in each case, to the extent not otherwise indemnified. This policy applies to all of our manufacturing and assembly operations worldwide. However, if we were required to pay the expenses related to environmental liabilities for which neither indemnification nor insurance coverage is available, these expenses could have a material adverse effect on us.

We may become involved in intellectual property litigation, which could have a material and adverse impact on our profitability.

We and other companies in our industry possess certain proprietary rights relating to designs, engineering, manufacturing processes and repair and overhaul procedures. In the event that we believe that a third party is infringing upon our proprietary rights, we may bring an action to enforce such rights. In addition, third parties may claim infringement by us with respect to their proprietary rights and may initiate legal proceedings against us in the future. The expense and time of bringing an action to enforce such rights or defending against infringement claims may have a material and adverse impact on our profitability. In addition, in our overhaul and repair businesses, OEMs of equipment that we maintain for our customers increasingly include language in repair manuals relating to their equipment asserting broad claims of proprietary rights to the contents of the manuals used in our operations. Although we believe that our use of manufacture and repair manuals is lawful, there can be no assurance that OEMs will not try to enforce such claims, including the possible use of legal proceedings, or that any such actions will not be successful.

Risks Related to the Notes

We may incur additional indebtedness.

The indenture governing the Notes does not prohibit us from incurring substantial additional indebtedness in the future, which may rank senior or equal in right of payment with the Notes. We are also permitted to incur additional secured debt that would be senior in right of payment to these Notes. The indenture governing these Notes also permits unlimited additional borrowings by our subsidiaries that could be effectively senior to the Notes. In addition, the indenture does not contain any restrictive covenants limiting our ability to pay dividends, make any payments on junior or other indebtedness or otherwise limit our financial condition.

We may not have sufficient cash to repurchase the Notes at the option of the holder on a specified repurchase date or on a fundamental change or to pay the cash payable on a conversion, which may increase a holder’s credit risk. A holder’s right to require us to repurchase its Notes upon a fundamental change may not protect the holder upon the occurrence of certain events that might adversely affect our financial condition or business operations.

Our failure to repurchase tendered Notes at a time when the repurchase is required by the indenture or to pay any cash payable on a conversion of the Notes would constitute a default under the indenture. A default under the indenture or a fundamental change could lead to a default under our credit facility or other existing and future agreements governing our indebtedness. In that event, the subordination provision of the Notes likely would prevent us from paying the Notes. On October 1, 2011, 2016 and 2021, holders of the Notes have the right to require us to repurchase for cash all or any portion of their Notes at 100% of their principal amount plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including the date of repurchase. In addition, on a fundamental change, subject to certain conditions, we will be required to make an offer to repurchase for cash all outstanding Notes at 100% of their principal amount plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including the date of repurchase. However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of tendered Notes or settlement of converted Notes. Any credit facility in place at the time of a repurchase or conversion of the Notes may limit our ability to use borrowings to pay any cash payable on a repurchase or conversion of the Notes and may prohibit us from making any cash payments on the repurchase or conversion of the Notes if a default or event of default has occurred under that facility without the consent of the lenders under that credit facility. Our failure to purchase the Notes in those situations would be a default under the indenture and would likely cause a default under our other indebtedness. In that case, the subordination provisions would likely prohibit payments on the Notes.

In addition, the term “fundamental change” is limited to certain specified transactions and does not include other events that might adversely affect our financial condition or business operations. The provisions of the indenture which require us to repurchase Notes tendered to us by holders of the Notes upon the occurrence of a fundamental change would not necessarily protect holders of the Notes if highly leveraged or other transactions involving us occur that may affect holders adversely. We could, in the future, enter into transactions, including certain recapitalizations, that would not constitute a fundamental change with respect to the fundamental change repurchase feature of the Notes but that would increase the amount of our (or our subsidiaries’) outstanding indebtedness.

The Notes are subordinated to our senior indebtedness, and our ability to make payments on the Notes, including on conversion, may be limited by our credit facility and other Senior Indebtedness.

The Notes are our general unsecured obligations and are subordinated in right of payment to any of our obligations under our “Senior Indebtedness” (as defined under “Description of the Notes—Subordination”) including our existing credit facility (described in “Description of Certain Indebtedness”). If we make a payment or distribution of our assets to our creditors or if there is a total or partial liquidation or we are dissolved or we file for bankruptcy, receivership, or similar proceeding, the holders of the Senior Indebtedness will be paid in full before the holders of Notes would receive any payment with respect to the Notes. Until the Senior Indebtedness is paid in full, there would be no distribution to the holders of the Notes. In addition, we may not make any payments on the Notes, including payments of cash on conversion of the Notes and payments on exercise of any repurchase rights granted to the holders, in the event of payment defaults or other specified defaults on certain Senior Indebtedness. Under the indenture, we will deliver cash upon conversion of the Notes equal to at least the lesser of the principal amount of the Notes or the conversion value. As a result of the subordination provisions of the indenture, there could be situations when we will be prohibited from making payments on the Notes upon conversion, which would be a default under the indenture. That default could cause a default under our Senior Indebtedness. In such event, the subordination provisions of the indenture would make it likely that you would not be paid.

The Notes are effectively subordinated to existing and future indebtedness and other liabilities of our subsidiaries.

Because we operate primarily through our direct and indirectly owned subsidiaries, we derive all our revenues from and hold substantially all of our assets through, these subsidiaries. As a result, we rely on distributions and advances from our subsidiaries in order to meet our payment obligations under the Notes and our other obligations. The Notes are only our obligation and are not guaranteed by our subsidiaries. Substantially all of our subsidiaries serve as guarantors with respect to our existing credit facility. Creditors of each of our subsidiaries, including trade creditors, generally will have priority with respect to the assets and earnings of the subsidiary over the claims of our creditors, including holders of the Notes. The Notes, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, of our subsidiaries. In addition, our rights and the rights of our creditors, including the holders of the Notes, to participate in the assets of a subsidiary during its liquidation or reorganization will be effectively subordinated to all existing and future liabilities of that subsidiary.

We may depend on the cash flows of our subsidiaries in order to satisfy our obligations under the Notes.

If our subsidiaries are unable to pay us dividends or otherwise make payments to us, we will not be able to make debt service payments on the Notes. We are a holding company and conduct most of our operations through our subsidiaries. Our operating cash flows and consequently our ability to service our debt, including the Notes, is therefore principally dependent upon our subsidiaries’ earnings and their distributions of those earnings to us and may also be dependent upon loans, advances or other payments of funds to us by those subsidiaries. Our subsidiaries are separate legal entities and have no obligation, contingent or otherwise, to pay any amount due pursuant to the Notes or to make any funds available for that purpose. Our subsidiaries’ ability to make payments may be subject to the availability of sufficient surplus funds, the terms of such subsidiaries’ indebtedness, the terms of our credit facility, applicable laws and other factors.

The additional shares of common stock payable on any Notes converted in connection with specified corporate transactions may not adequately compensate holders for any loss they may experience as a result of such specified corporate transactions.

If certain specified corporate transactions occur on or before October 6, 2011, we will under certain circumstances increase the conversion rate on Notes converted in connection with the specified corporate transaction by a number of additional shares of common stock. The number of additional shares of common stock will be determined based on the date on which the specified corporate transaction becomes effective and the price paid per share of our common stock in the specified corporate transaction as described under “Description of the Notes—Conversion Procedures—Make-Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control.” The additional shares of common stock issuable on conversion of the Notes in connection with a specified corporate transaction may not adequately compensate holders for any loss they may experience as a result of such specified corporate transaction. If the specified corporate transaction occurs after October 6, 2011 or if the price paid per share of our common stock in the specified corporate transaction is less than the common stock price at the date of issuance of the Notes or above a specified price, there will be no increase in the conversion rate. In addition, in certain circumstances on a fundamental change arising from our acquisition by a public company, we may elect to adjust the conversion rate as described under “Description of the Notes—Conversion Procedures—Make-Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control” and, if we so elect, holders of Notes will not be entitled to the increase in the conversion rate determined as described above.

The conversion rate of the Notes may not be adjusted for all dilutive events.

The conversion rate of the Notes is subject to adjustment for certain events, including but not limited to the issuance of stock dividends on our common stock, the issuance of rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain tender or exchange offers as described under “Description of the Notes—Conversion Rights.” The conversion rate will not be adjusted for other events, that may adversely affect the trading price of the Notes or the common stock. There can be no assurance that an event that adversely affects the value of the Notes, but does not result in an adjustment to the conversion rate, will not occur.

You should consider the U.S. federal income tax consequences of owning the Notes.

Under the indenture governing the Notes, we and each holder of a Note have agreed to treat the Notes for U.S. federal income tax purposes as indebtedness that is subject to the Treasury regulations governing contingent payment debt instruments.

Consequently, even if we do not pay any contingent interest on the Note, generally you will be required to accrue interest income at a constant rate of 8.375% per year (subject to certain adjustments), compounded semi-annually, which represents the estimated yield on our comparable non-contingent, non-convertible, fixed-rate debt instruments with terms and conditions otherwise similar to the Notes. The amount of interest that you will be required to include in income for each year generally will be in excess of the stated interest payments on the Notes (including any contingent interest payments) for that year.

You will recognize gain or loss on the sale, exchange, conversion, redemption or repurchase of a Note in an amount equal to the difference between the amount realized, including the fair market value of any of our common stock received, and your adjusted tax basis in the Note. Any gain recognized by you on the sale, exchange, conversion, redemption or repurchase of a Note will be treated as ordinary interest income; any loss will be ordinary loss to the extent of interest previously included in income and thereafter will be treated as capital loss.

You may in certain situations be deemed to have received a distribution subject to U.S. federal income tax as a dividend in the event of a taxable dividend distribution to holders of common stock or in certain other situations requiring a conversion rate adjustment. For Non-U.S. Holders (as defined below under “Certain U.S. Federal Income Tax Consequences—Tax Consequences to Non-U.S. Holders”), this deemed distribution may be subject to U.S. federal withholding tax requirements.

There is no established trading market for the Notes.

There is currently no active public trading market for the Notes. Although the Notes are designated for trading by qualified institutional buyers in the PORTAL market, we do not intend to apply for listing of the Notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result, an active trading market for the Notes may not develop. If an active trading market does not develop or is not maintained, the market price and liquidity of the Notes may be adversely affected. In that case, you may not be able to sell your Notes at a particular time or you may not be able to sell your Notes at a favorable price. Future trading prices of the Notes will depend on many factors, including:

•               our operating performance and financial condition;

•               the interest of securities dealers in making a market; and

•               the market for similar securities.

Historically, the markets for non-investment grade debt securities have been subject to disruptions that have caused volatility in prices. It is possible that the markets for the Notes will be subject to disruptions. Any such disruptions may have a negative effect on a holder of the Notes, regardless of our prospects and financial performance.

Any adverse rating of the Notes may cause their trading price to .fall.

Although we do not expect that the Notes will be rated by any rating services, if Moody’s Investors Service, Standard & Poor’s or another rating service rates the Notes and if any of such rating services lowers its rating on the Notes or otherwise announces its intention to put the Notes on credit watch, the trading price of the Notes could decline.

The trading prices for the Notes will be directly affected by the trading prices for our common stock, which are impossible to predict.

The price of our common stock could be affected by possible sales of our common stock by investors who view the Notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that may develop involving our common stock. The hedging or arbitrage could, in turn, affect the trading prices of the Notes.

The conditional conversion feature of the Notes could result in you not receiving the value of the common stock into which the Notes are convertible.

The Notes are convertible into cash and shares of common stock, if any, only if specific conditions are met. If the specific conditions for conversion are not met, you may not be able to receive the value of the common stock into which your Notes would otherwise be convertible.

On conversion of the Notes, you may receive less proceeds than expected because the value of our common stock may decline after you exercise your conversion right.

The conversion value that you will receive on conversion of your Notes in cash is determined by the average of the last reported sale prices of our common stock for the twenty trading days beginning on the second trading day after the day the Notes are tendered for conversion, or in the case of conversions within twenty days prior to the redemption or maturity, beginning on the second trading day after the date of redemption or maturity. Accordingly, if the price of our common stock decreases after you tender your

Notes for conversion, the conversion value you will receive may be adversely affected, and if the price at the end of such period is below the average, the value of the cash and shares delivered may be less than the conversion value.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the Notes.

The issuance and sales of substantial amounts of common stock, or the perception that issuances and sales may occur, could adversely affect the trading price of the Notes and the market price of our common stock. In the future, we may sell additional shares of our common stock to raise capital. In addition, shares of our common stock are reserved for issuance on the exercise of stock options and on conversion of the Notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock.

Volatility in the market price of our common stock could result in a lower trading price than your conversion or purchase price and could adversely impact the trading price of the Notes.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock may be affected adversely by factors such as actual or anticipated changes in our operating results, acquisition activity, the impact of international markets, changes in financial estimates by securities analysts, general market conditions, rumors and other factors. The decrease in the market price of our common stock would likely adversely impact the trading price of the Notes.

If you hold Notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold Notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting the common stock. You will have rights with respect to our common stock only if and when we deliver shares of common stock to you upon conversion of your Notes and, in limited cases, under the conversion rate adjustments applicable to the Notes. For example in the event that an amendment is proposed to our Certificate of Incorporation or Bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of common stock to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

USE OF PROCEEDS

The securities to be offered and sold using this prospectus will be offered and sold by the selling securityholders.  We will not receive any proceeds from the sale by the selling securityholders of the Notes or shares of common stock issued upon the conversion of the Notes offered by the prospectus.

PRICE RANGE OF COMMON STOCK

Our common stock is traded on the New York Stock Exchange under the symbol “TGI”. The following table sets forth for the quarters indicated the high and low composite per share sales prices as reported by the New York Stock Exchange.

	High	Low
Fiscal 2005
First Quarter	$35.27	$29.40
Second Quarter	36.65	29.02
Third Quarter	41.40	29.30
Fourth Quarter	40.70	34.61
Fiscal 2006
First Quarter	$40.65	$29.97
Second Quarter	43.56	32.09
Third Quarter	40.30	33.11
Fourth Quarter	44.90	36.87
Fiscal 2007
First Quarter	$54.90	$43.83
Second Quarter	$50.85	$40.60
Third Quarter (through December 11, 2006)	$55.03	$40.98

On December 11, 2006, the last reported sale price of our common stock as reported on the New York Stock Exchange was $53.62 per share.

DIVIDEND POLICY

On September 11, 2006, we paid a cash dividend of $0.04 per share and our board of directors anticipates that we will pay total annual dividends of $0.16 per share in fiscal 2007. However, our declaration and payment of cash dividends in the future and the amount thereof will depend upon our results of operations, financial condition, cash requirements, future prospects, limitations imposed by credit agreements or debt securities and other factors deemed relevant by our board of directors. No assurance can be given that cash dividends will continue to be declared and paid at historical levels or at all. Certain of our debt arrangements, including our credit facility, restrict our paying dividends and making distributions on our capital stock, except for the payment of stock dividends and redemptions of an employee’s shares of capital stock upon termination of employment.

CAPITALIZATION

This table presents our cash and capitalization as of September 30, 2006 on an actual basis and on an as adjusted basis to give effect to our use of the proceeds from our sale of the Notes for prepayment of all of our outstanding Senior Notes. See “Description of Certain Indebtedness” below.

You should read the following table with our financial statements and the related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus from our SEC filings incorporated by reference in this prospectus. See “Where You Can Find Additional Information.”

	As of September 30, 2006 (unaudited, in thousands)
	Actual	As Adjusted(1)
Cash	$106,567	$7,335
Long-term debt (including current maturities):
Senior Notes	$124,424	$—
Revolving credit facility	—	32,053
Other debt	11,123	11,123
Notes	201,250	201,250
Total debt	336,797	244,426
Stockholders’ equity:
Common stock, $.001 par value, 50,000,000 shares authorized, 16,241,569 shares issued and outstanding, actual and as adjusted(2)	$16	$16
Capital in excess of par value	266,961	266,961
Accumulated other comprehensive income	320	320
Retained earnings(3)	325,575	322,245
Total stockholder’s equity	592,872	589,542
Total capitalization	$929,669	$833,968

(1)             The As Adjusted column reflects (i) the prepayment of all our outstanding Senior Notes of approximately $124.4 million, (ii) the payment of approximately $4.4 million of make-whole premium on the Senior Notes, (iii) the payment of accrued interest of approximately $2.5 million on the Senior Notes and (iv) the borrowings under the credit facitlity to partially fund the prepayment of our outstanding Senior Notes.

(2)             Excludes:

•       741,611 shares of common stock issuable upon the exercise of outstanding stock options under our stock option plans as of September 30, 2006 at a weighted average exercise price of $36.08 per share;

•       1,521,132 shares of common stock reserved and available for future issuance under stock option plans as of September 30, 2006; and

•       the shares of common stock issuable upon conversion of the Notes sold in this offering.

(3)             The As Adjusted column reflects (i) the charge for approximately $2.8 million of make-whole premium on the Senior Notes, net of tax benefit of approximately $1.5 million and (ii) the loss on the write-off of unamortized deferred financing costs of approximately $0.5 million on the Senior Notes, net of tax benefit of approximately $0.3 million.

DESCRIPTION OF THE NOTES

We have summarized provisions of the Notes below. It is important for you to consider the information contained in this prospectus before making your decision to invest in the Notes.

The Notes were issued under an indenture, dated as of September 18, 2006, between us and The Bank of New York Trust Company, N.A., as trustee.

The following description is a summary of the material provisions of the Notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the indenture, including the definitions of certain terms used in the indenture. Wherever particular provisions or defined terms of the indenture or the Notes are referred to, these provisions or defined terms are incorporated in this prospectus by reference. We urge you to read the indenture because it, and not this description, defines each holder’s rights as a holder of the Notes.

As used in this “Description of the Notes” section, references to “Triumph,” the “Company,” “we,” “us” and “our” refer only to Triumph Group, Inc., and do not include its subsidiaries.

General

The Notes will mature on October 1, 2026 unless earlier converted, redeemed or repurchased. Each holder has the option, subject to certain qualifications and the satisfaction of certain conditions and during the periods described below, to convert its Notes into cash and shares, if any, of our common stock at an initial conversion rate of 18.3655 shares of common stock per $1,000 principal amount of Notes. This is equivalent to an initial conversion price of approximately $54.45 per share of common stock. The conversion rate is subject to adjustment if certain events occur. On a surrender of a holder’s Notes for conversion, we will deliver cash equal to the lesser of the aggregate principal amount of the Notes to be converted and our total conversion obligation. We will deliver cash or shares of our common stock or a combination thereof in respect of the remainder, if any, of our conversion obligation, as described below under “—Conversion Procedures—Payment on Conversion.”  If we deliver shares of common stock on conversion of a Note, a holder will not receive fractional shares but a cash payment to account for any such fractional shares as described below. A holder will not receive any cash payment for interest (or contingent interest or additional amounts, if any) accrued and unpaid to the conversion date except as described under “—Interest” under the limited circumstances described below.

If any interest payment date, maturity date, redemption date, repurchase date or settlement date (including on the occurrence of a fundamental change, as described below) falls on a day that is not a business day, then the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date, repurchase date or settlement date (including on the occurrence of a fundamental change, as described below), as the case may be, to that next succeeding business day. As used in this prospectus, “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

No sinking fund is provided for the Notes and the Notes are not subject to defeasance. The Notes will be issued only in denominations of $1,000 principal amount and integral multiples thereof. References to “a Note” or “each Note” in this prospectus refer to $1,000 principal amount of the Notes. The

Notes are limited to $201.25 million aggregate principal amount.

Any reference to “common stock” means our common stock, par value $.00l per share.

Under the indenture governing the Notes, we and every holder have agreed (in the absence of an administrative pronouncement or judicial ruling to the contrary), for U.S. federal income tax purposes, to treat the Notes as indebtedness that is subject to the special Treasury regulations governing contingent payment debt instruments, or the contingent debt regulations, and to be bound by our application of the contingent debt regulations to the Notes, including our determination of the rate at which interest will be deemed to accrue on the Notes, the related “projected payment schedule” determined by us, and our treatment of the fair market value of any of our common stock (and any cash) received upon conversion of a Note as a contingent payment. See “Certain U.S. Federal Income Tax Consequences.”

Subordination

The Notes are our direct, unsecured, senior subordinated obligations. The payment of the principal of, interest on, and any cash due on conversion of, the Notes is subordinated in right of payment to the prior payment in full of our existing and future Senior Indebtedness on the terms set forth below. The Notes effectively rank junior to all of our existing and future secured Indebtedness to the extent of the collateral securing that Indebtedness. The Notes will be senior in right of payment to all of our future obligations, if any, that are designated as subordinated to the Notes.

The Notes are only our obligation and are not guaranteed by our subsidiaries. Creditors of each of our subsidiaries, including trade creditors, generally will have priority with respect to the assets and earnings of the subsidiary over the claims of our creditors, including holders of the Notes. The Notes, therefore, are effectively subordinated to the claims of creditors, including trade creditors, of our subsidiaries.

In addition, our rights and the rights of our creditors, including the holders of the Notes, to participate in the assets of a subsidiary during its liquidation or reorganization will be effectively subordinated to all existing and future liabilities of that subsidiary.

Upon any payment or distribution of our assets to our creditors upon any dissolution, winding up, liquidation or reorganization, the holders of the Senior Indebtedness will be paid in full before the holders of the Notes would receive any payment with respect to the Notes. Until the Senior Indebtedness is paid in full, there would be no distribution to the holders of the Notes (except that the holders may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the Notes).

We may not make any payments on account of principal of, redemption of, interest on or any other amounts due with respect to the Notes, including, without limitation, any payments of cash on conversion or on the holders’ exercise of their fundamental change repurchase right, and no redemption, repurchase or other acquisition of the Notes may be made (except in our common stock or other securities into which the Notes are then convertible and certain subordinated debt obligations) if:

(a)           any principal, premium, if any, or interest with respect to Designated Senior Indebtedness is not paid within any applicable grace period (including at maturity), or

(b)           any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms,

unless, in either case,

•       the default has been cured or waived and such acceleration has been rescinded,

•       such Senior Indebtedness has been paid in full in cash, or

•       we and the trustee receive written notice approving such payment from the representatives of each issue of Designated Senior Indebtedness.

During any default (other than a default described in clause (a) or (b) above) on any Designated Senior Indebtedness under which the maturity of the Designated Senior Indebtedness may be accelerated without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace periods, we may not make payments on the Notes for a period (the “payment blockage period”) starting on our receipt and the trustee’s receipt of written notice from a representative of the holders of such Designated Senior Indebtedness of the election to effect a payment blockage period and ending 179 days thereafter. The payment blockage period may be terminated before its expiration by written notice to the trustee and to us from the person who gave the blockage notice, by repayment in full in cash of the Designated Senior Indebtedness with respect to which the blockage notice was given, or because the default giving rise to the payment blockage period is no longer continuing or has been waived. Unless the holders of the Designated Senior Indebtedness have accelerated the maturity of the Designated Senior Indebtedness, we may resume payments on the Notes after the expiration of the payment blockage period. Not more than one blockage notice may be given in any period of 360 consecutive days. In no event, however, may the total number of days during which any payment blockage period or periods is in effect exceed 179 days in the aggregate during any period of 360 consecutive days. No default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee will be, or can be made, the basis for the commencement of a subsequent payment blockage period whether or not within a period of 360 consecutive days. After all Senior Indebtedness is paid in full and until the Notes are paid in full, holders of the Notes shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

If the trustee or any holder of the Notes receives any payment or distribution of our assets in contravention of the subordination provisions of the Notes or the indenture before all Senior Indebtedness is paid in full in cash or other payment satisfactory to holders of Senior Indebtedness, then such payment or distribution will be held in trust for the benefit of holders of Senior Indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of Senior Indebtedness of all unpaid Senior Indebtedness.

As a result of the subordination provisions, in the event of our bankruptcy or insolvency, our creditors who are holders of Senior Indebtedness, as well as certain of our general creditors, may recover ratably more than the holders of the Notes.

The indenture does not limit the amount of additional Indebtedness, including Senior Indebtedness or secured debt, which we can create, incur, assume or guarantee, nor does the indenture limit the amount of Indebtedness and other liabilities that any subsidiary can create, incur, assume or guarantee.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease before the first date on which such lease may be terminated by the lessee without payment of a penalty.

“Credit Agreement” means the Amended and Restated Credit Agreement dated as of July 27, 2005, as amended on the date of issuance of the Notes, among Triumph, as Borrower, the guarantors party thereto, and the lenders party thereto, as supplemented, amended, modified, refinanced, increased or replaced at any time or from time to time.

“Designated Senior Indebtedness” means (i) all Obligations under the Credit Agreement (as such term is defined in the Credit Agreement) and (ii) any other Senior Indebtedness the principal amount of which (or, in the case of a revolving credit, the commitments thereunder) is $15.0 million or more and that at the time of determination has been designated by us as “Designated Senior Indebtedness.”

“Indebtedness” means, with respect to any person on any date of determination (without duplication):

•       the indebtedness of such person for borrowed money;

•       the obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

•       all Capitalized Lease Obligations of such person;

•       all obligations of such person to pay the deferred and unpaid purchase price of property or services (except trade payables);

•       all obligations of such person in respect of letters of credit, banker’s acceptances or other similar instruments or credit transactions (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in the first four bullets above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn on or, if and to the extent drawn on, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit;

•       all Indebtedness of other persons secured by a lien on any asset of such person, whether or not such Indebtedness is assumed by such person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination or (B) the amount of such Indebtedness of such other person; and

•       all indebtedness of other persons to the extent guaranteed by such person.

The amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, on the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

“Senior Indebtedness” means the principal of, premium, if any, interest, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, our Indebtedness, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of the indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing. Senior Indebtedness does not include:

•       indebtedness that expressly provides that such indebtedness will not be senior in right of payment to the Notes or expressly provides that such indebtedness is on parity with or junior in right of payment to the Notes;

•       any indebtedness to any of our subsidiaries;

•       any liability for federal, state, local or other taxes owed or owing by us; and

•       indebtedness for trade payables or the deferred purchase price of assets or services incurred in the ordinary course of business.

Interest

The Notes bear interest at a rate of 2.625% per year. We will also pay contingent interest on the Notes in the circumstances described under “—Contingent Interest.”  Interest, including contingent interest and additional amounts, if any, is payable semi-annually in arrears on April 1 and October 1 of each year, commencing April 1, 2007. Interest on a Note, including contingent interest and additional amounts, if any, will be paid to the person in whose name the Note is registered at the close of business on the March 15 or September 15, as the case may be (each, a “record date”), immediately preceding the relevant interest payment date (whether or not such day is a business day); provided, however, that accrued and unpaid interest, including contingent interest and additional amounts, if any, payable on redemption or repurchase by us will be paid to the person to whom principal is payable, unless the redemption date or repurchase date, as the case may be, is after an interest record date and on or before the corresponding interest payment date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months and will accrue from September 18, 2006 or from the most recent date to which interest has been paid or duly provided for.

On conversion of a Note, a holder will not receive any cash payment of interest (including contingent interest and additional amounts, if any) unless, as described below, such conversion occurs between a record date and the interest payment date to which that record date relates. If we deliver shares of common stock on surrender of a Note for conversion, we will not issue fractional shares of common stock. Instead, we will pay cash in lieu of fractional shares based on the last reported sale price of the common stock on the trading day immediately before the conversion date. Our delivery to a holder of the full amount of cash and/or shares of common stock as described below under “—Payment on Conversion,” together with any cash payment for any fractional share, will be deemed to satisfy our obligation to pay:

•       the principal amount of the Note; and

•       accrued but unpaid interest (including contingent interest, if any) to but excluding the conversion date.

As a result, accrued but unpaid interest (including contingent interest, if any) up to but excluding the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. For a general discussion of the U.S. federal income tax treatment on receipt of our common stock on conversion, see “Certain U.S. Federal Income Tax Consequences.”

Despite the preceding paragraph, if Notes are converted after the close of business on a record date but before the opening of business on the interest payment date to which that record date relates, holders of such Notes at the close of business on the record date will receive the interest, including contingent interest and additional amounts, if any, payable on the Notes on the corresponding interest payment date despite the conversion. Such Notes, on surrender for conversion, must be accompanied by funds equal to the amount of interest (including contingent interest and additional amounts, if any) payable on the Notes so converted on the next succeeding interest payment date; provided that no such payment need be made (1) if we have specified a redemption date or a repurchase date relating to a fundamental change that is after a record date and on or before the next interest payment date, (2) to the extent of any overdue interest (and any contingent interest and additional amounts) if any such interest exists at the time of conversion with respect to such Note or (3) in connection with any conversion following the regular record date immediately preceding the final interest payment date.

Contingent Interest

Beginning with the period commencing on October 6, 2011 and ending on March 31, 2012, and for each six month period thereafter, we will pay contingent interest on the interest payment date for the applicable interest period if the average trading price (as defined below) of the Notes during the five consecutive trading days ending three trading days before the applicable interest period (each such trading day during the five trading-day period called the “determination date”) equals or exceeds 120% of the principal amount of the Notes.

On any interest payment date when contingent interest is payable, the contingent interest payable per Note will equal 0.25% per year of the average trading price of such Note during the applicable five trading-day reference period.

We will notify the holders of the Notes on making the determination that they will be entitled to receive contingent interest with respect to any six-month interest period.

The “trading price” of the Notes on any date of determination means the average of the secondary market bid quotations per Note obtained by the bid solicitation agent for $5.0 million aggregate principal amount of the Notes at approximately 3:30 p.m., New York City time, on the determination date from three independent nationally recognized securities dealers we select, provided that if:

•       three such bids cannot reasonably be obtained by the bid solicitation agent, but two such bids are obtained, then the average of the two bids shall be used, and

•       only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used;

provided further if no bids are received or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then

•       for purposes of any determination of whether contingent interest is payable or of the amount of any contingent interest, the trading price of the Notes on any date of determination will equal (1) the applicable conversion rate of the Notes as of the determination date multiplied by (2) the average last reported sale price (as defined below under “—Conversion Rights—Conversion on Satisfaction of Sale Price Condition”) of our common stock on the five trading days ending on the determination date; and

•       for purposes of any determination of whether the condition to conversion of Notes described under “—Conversion Rights—Conversion on Satisfaction of Trading Price Condition” is satisfied, the trading price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the closing price of our common stock and the applicable conversion rate.

The bid solicitation agent will initially be the trustee. We may change the bid solicitation agent, but the bid solicitation agent may not be an affiliate of ours.

A “trading day” is any day on which (i) there is no market disruption event (as defined below) and (ii) the New York Stock Exchange or, if our common stock is not listed on the New York Stock Exchange, the Nasdaq Global Market or, if our common stock is not listed on the New York Stock Exchange or on the Nasdaq Global Market, the principal national securities exchange on which our common stock is listed, is open for trading or, if the common stock is not so listed, or admitted for trading, any business day. A “trading day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

A “market disruption event” means the occurrence or existence for more than one half-hour period in the aggregate on any scheduled trading day for our common stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the New York Stock Exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

Optional Redemption by Triumph

Before October 6, 2011, the Notes will not be redeemable at our option. On or after October 6, 2011, we may redeem the Notes for cash in whole or in part at any time for a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest (including contingent interest and additional amounts, if any) up to but excluding the redemption date.

If the redemption date occurs after a record date and on or before an interest payment date, accrued and unpaid interest (including contingent interest and additional amounts, if any) shall be paid on such interest payment date to the record holder on the relevant record date.

We will provide not less than 30 nor more than 60 days’ notice of redemption by mail to each registered holder of Notes to be redeemed. If the redemption notice is given and funds are deposited as required, then interest will cease to accrue on and after the redemption date on those Notes or portions of Notes called for redemption.

Once we have called the Notes for redemption, Notes or portions of Notes will be convertible by the holder until the close of business on the business day before the redemption date unless we fail to pay the redemption price.

If we decide to redeem fewer than all of the outstanding Notes, the trustee will select the Notes to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the trustee considers fair and appropriate. If the trustee selects a portion of a holder’s Notes for partial redemption and the holder converts a portion of its Notes, the converted portion will be deemed to be from the portion selected for redemption.

We may not redeem the Notes if we have failed to pay any interest, including contingent interest and additional amounts on the Notes when due and such failure to pay is continuing.

Conversion Rights

General

Subject to the qualifications and the satisfaction of the conditions and during the periods described below, a holder may convert each of its Notes before the close of business on the business day immediately preceding the stated maturity into cash and shares, if any, of our common stock initially at a conversion rate of 18.3655 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $54.45 per share of common stock based on the issue price per Note). The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. A holder may convert fewer than all of its Notes so long as the Notes converted are an integral multiple of $1,000 principal amount. On a surrender of a holder’s Notes for conversion, we will deliver cash equal to the lesser of the aggregate principal amount of the Notes to be converted and our total conversion obligation. We will deliver cash or shares of our common stock or a combination thereof in respect of the remainder, if any, of our conversion obligation, as described below under “—Conversion Procedures—Payment on Conversion.”  If we deliver shares of common stock on surrender of a Note for conversion, we will not issue fractional shares of common stock. Instead, we will pay cash in lieu of fractional shares based on the last reported sale price of the common stock on the trading day immediately before the conversion date.

A holder may convert its Notes in whole or in part only in the following circumstances, which are described in more detail below, and to the following extent:

•       on satisfaction of the sale price condition;

•       if the trading price of the Notes falls below a certain level;

•       once we have called the Notes for redemption;

•       on the occurrence of specified corporate transactions; or

•       during the two month period prior to maturity.

We will notify holders by press release once the Notes have become convertible on any of the foregoing circumstances.

If we call a holder’s Notes for redemption, the holder may convert the Notes only until the close of business on the business day before the redemption date unless we fail to pay the redemption price. If a holder has already delivered a repurchase election with respect to a Note as described under either “—Repurchase of Notes by Triumph at Option of Holder” or “—Repurchase of Notes by Triumph at Option of Holder on a Fundamental Change,” it may not surrender that Note for conversion until it has withdrawn the repurchase election in accordance with the indenture.

If a holder converts Notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of our common stock on the conversion, unless the tax is due because a holder requests the shares to be issued or delivered to another person, in which case that holder will pay that tax.

Conversion on Satisfaction of Sale Price Condition

A holder may surrender its Notes for conversion during any fiscal quarter after the fiscal quarter ending September 30, 2006 (and only during such quarter) if the last reported sale price per share of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous fiscal quarter is more than 130% of the applicable conversion price per share of our common stock on such last trading day.

The “last reported sale price” of our common stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported by the New York Stock Exchange or, if our common stock is not listed on the New York Stock Exchange, the Nasdaq Global Market or, if our common stock is not listed on the Nasdaq Global Market, in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and asked prices for our common stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by us for this purpose.

Conversion on Satisfaction of Trading Price Condition

A holder may surrender any of its Notes for conversion into our common stock before the stated maturity during the five business days immediately following any five consecutive trading-day period in which the trading price per $1,000 principal amount of the Notes (as determined following a request by a holder of the Notes in accordance with the procedures described above under “—Contingent Interest”) for each day of that period was less than 98% of the product of the closing price of our common stock and the conversion rate of the Notes on each such day.

In connection with any conversion on satisfaction of the above trading price condition, the trustee shall have no obligation to determine the trading price of the Notes unless we have requested such determination; and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of Notes would be less than 98% of the product of the closing price of our common stock and the conversion rate of the Notes. At such time, we shall instruct the trustee to determine the trading price of the Notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of the Notes is greater than or equal to 98% of the product of the closing price of our common stock and the conversion rate of the Notes.

Conversion on Notice of Redemption

If we call any or all of the Notes for redemption, a holder may convert any of its Notes at any time before the close of business on the business day immediately before the redemption date.

Conversion on Specified Corporate Transactions

Certain Distributions

If we elect to:

•       distribute to all or substantially all holders of our common stock certain rights or warrants entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of our common stock at less than the last reported sale price of a share of our common stock on the trading day immediately before the announcement date of the distribution; or

•       distribute to all or substantially all holders of our common stock, assets (including cash), debt securities or rights or warrants to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 10% of the last reported sale price of our common stock on the trading day immediately before the announcement date for such distribution, we must notify holders of the Notes at least 20 business days before the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their Notes for conversion at any time until the earlier of the close of business on the business day immediately before the ex-dividend date or any announcement that such distribution will not take place. No holder may exercise this right to convert if the holder otherwise could participate in the distribution without conversion. The “ex-dividend” date is the first date on which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer.

Certain Corporate Transactions

If:

•       a “change of control” occurs under clause (1) of the definition thereof set forth under “—Repurchase of Notes by Triumph at Option of Holder on a Fundamental Change” below, or

•       a “change of control” occurs under clause (3) of the definition thereof set forth under “—Repurchase of Notes by Triumph at Option of Holder on a Fundamental Change” below under which our common stock would be converted into cash, securities or other property, in either case, regardless of whether a holder has the right to put the Notes as described under “—Repurchase of Notes by Triumph at Option of Holder on a Fundamental Change,” then a holder may surrender Notes for conversion at any time from and after the date which is 15 days before the anticipated effective date of the transaction until and including the date which is 15 days after the actual effective date of such transaction (or, if such transaction also results in holders having a right to require us to repurchase their Notes, until the fundamental change repurchase date). We will notify holders and the trustee at the same time we publicly announce such transaction (but in no event less than 15 days before the anticipated effective date of such transaction).

If a holder elects to convert its Notes during the period specified above and on or before October 6, 2011 and l0% or more of the consideration for the common stock in the corporate transaction consists of consideration other than common stock that is traded or scheduled to be traded immediately following such transaction on the New York Stock Exchange, the Nasdaq Global Market or such other U.S. national securities exchange, we will increase the conversion rate by the additional shares as described below under “—Conversion Procedures—Conversion Rate Adjustments—Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control” or, in lieu thereof, we may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that the Notes are convertible into shares of the acquiring or surviving entity.

If a transaction described above occurs, a holder can, subject to certain conditions, require us to repurchase all or a portion of its Notes as described under “—Repurchase of Notes by Triumph at Option of Holder on a Fundamental Change.”

Two months prior to Maturity

Holders may surrender the Notes for conversion at any time on or after August 1, 2026 until the close of business on the day immediately preceding the maturity date.

Conversion Procedures

To convert a Note, a holder must do each of the following:

•       complete and manually sign the conversion notice on the back of the Note, or a facsimile of the conversion notice, and deliver this irrevocable notice to the conversion agent;

•       surrender the Note to the conversion agent;

•       if required, furnish appropriate endorsements and transfer documents;

•       if required, pay all transfer or similar taxes; and

•       if required, pay funds equal to interest (including any contingent interest and additional amounts) payable on the next interest payment date.

If a holder’s interest is a beneficial interest in a global Note, to convert a holder must comply with the last three requirements listed above and comply with the depositary’s procedures for converting a beneficial interest in a global Note.

The date a holder complies with these requirements is the “conversion date” under the indenture. Settlement of our obligation to deliver cash and shares of common stock (if any) with respect to a conversion will occur in the manner and on the dates described under “—Payment on Conversion” below.

The conversion agent will initially be the trustee. The conversion agent will, on a holder’s behalf, convert the Notes into cash and shares of common stock, if any. A holder may obtain copies of the required form of the conversion notice from the conversion agent. Payments of cash and, if shares of common stock are to be delivered, a stock certificate or certificates will be delivered to the holder, or a book-entry transfer through DTC will be made, by the conversion agent for the amount of cash and number of shares of common stock as set forth below under “—Payment on Conversion.”

Payment on Conversion

In connection with any conversion, we will satisfy our obligation to convert the Notes (the “conversion obligation”) by delivering to holders in respect of each $1,000 aggregate principal amount of Notes being converted a “settlement amount” consisting of:

(1)                                  cash equal to the lesser of $1,000 and the conversion value, and

(2)                                  if the conversion value exceeds $1,000, (x) a number of shares of common stock (the “net shares”) equal to the sum of, for each day of the cash settlement period described below, the greater of (i) zero and (ii) the quotient of (A) 5% of the difference between (1) the product of the conversion rate (plus any additional shares as described under “—Conversion Rights—Conversion Rate Adjustments—Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control”) and the last reported sale price of our common stock for such date, and (2) $1,000, divided by (B) the last reported sale price of our common stock for such day or (y) if the Company so elects, cash equal to the difference (such difference, the “net share amount”) between the conversion value and $1,000 or (z) if the Company so elects, a combination of cash and shares of our common stock with a value equal to the difference between the conversion value and $1,000, such amount to be determined as set out below.

We may elect to pay cash to holders of Notes surrendered for conversion in lieu of all or a portion of the net shares of common stock issuable upon conversion of such Notes only if payment of such cash would not be prohibited by the terms of our other indebtedness. If we do so elect to pay cash, we will notify you through the trustee of the dollar amount to be satisfied in cash (either 100% or a fixed dollar amount will be paid (the “specified cash amount”)) at any time on or before the date that is two business days following the conversion date.

If we elect to satisfy some but not all of the net share amount for any conversion in cash as set out in clause (z) above, (a) we will pay to converting holders cash in an amount equal to the lesser of (x) the net share amount for such conversion and (y) the specified cash amount, and (b) we will deliver to converting holders a number of shares of our common stock equal to the greater of (i) zero and (ii) the number of shares to which such holder would be entitled under 2(x), but replacing “$1,000” in 2(x)(A)(2) with “$1,000 plus the specified cash amount.”

We will not issue fractional shares of common stock on conversion of the Notes. Instead, we will pay the cash value of such fractional shares based on the last reported sale price of our common stock on the trading day immediately before the conversion date. On conversion of a Note, a holder will not receive any cash payment of interest (including contingent interest, if any) unless such conversion date occurs between a record date and the interest payment date to which that record date relates. We will deliver the settlement amount on the third business day following the date the settlement amount is determined.

The “conversion value” means the product of (1) the conversion rate in effect (plus any additional shares as described under “—Conversion Rights—Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control”), and (2) the average of the last reported sale prices (as defined above under “—Conversion Rights—Conversion on Satisfaction of Sale Price Condition”) of our common stock for the trading days during the cash settlement period.

The “cash settlement period” with respect to any Notes means the 20 consecutive trading days beginning on the second trading day after the conversion date for those Notes, except in circumstances where conversion occurs within 20 days leading up to the maturity date or a specified redemption date, in which case the cash settlement period will be the 20 consecutive trading days beginning on the second trading day following the maturity date or the redemption date, as the case may be. In addition, if we choose to settle all or any portion of the net shares in cash in connection with conversion within 20 days leading up to the maturity date or a specified redemption date, we will send, on or prior to the maturity date or the specified redemption date, as the case may be, a single notice to the trustee of the net shares to be satisfied in cash.

If a holder tenders Notes for conversion and the conversion value is being determined at a time when the Notes are convertible into other property in addition to or in lieu of our common stock, the conversion value of each Note will be determined based on the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the conversion rate would have owned or been entitled to receive in such transaction and the value thereof during the cash settlement period. Settlement of Notes tendered for conversion after the effective date of any transaction giving rise to such change in conversion consideration will be as set forth above.

Upon the occurrence of a conversion triggering event, our option to elect to pay cash, or a combination of cash and shares of our common stock, for the net share amount, if any, of any Notes tendered for conversion could be prohibited under our future financing agreements or other agreements governing certain of our indebtedness.

Conversion Rate Adjustments

The applicable conversion rate will be subject to adjustment, without duplication, on the occurrence of any of the following events:

(1)                                  the payment to all or substantially all holders of common stock of dividends or other distributions payable in shares of our common stock.

(2)                                  subdivisions, splits and combinations of our common stock in which event the conversion rate shall be proportionately increased or decreased.

(3)                                  the issuance to all or substantially all holders of our common stock of rights, warrants or options (other than under any dividend reinvestment or share purchase plans) entitling them, for a period of up to 60 days from the date of issuance of the rights, warrants or options, to subscribe for or purchase common stock at less than the current market price thereof; provided that the applicable conversion rate will be readjusted to the extent that such rights, warrants or options are not exercised before their expiration.

(4)                                  distributions to all or substantially all holders of our common stock, of shares of capital stock, evidences of indebtedness or other assets, including securities (but excluding rights or warrants listed in (3) above, dividends or distributions listed in (1) above and distributions consisting exclusively of cash), in which event the conversion rate will be increased by multiplying it by a fraction,

•       the numerator of which will be the current market price of our common stock on the record date fixed for the distribution; and

•       the denominator of which will be the current market price of our common stock on the record date fixed for the distribution minus the fair market value, as determined by our board of directors, of the portion of those assets, debt securities, shares of capital stock or rights or warrants so distributed applicable to one share of common stock.

If we distribute to holders of our common stock capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, then the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average of the last reported sale price of those securities (where such last reported sale prices are available) for the 10 trading days commencing on and including the fifth trading day after the “ex-dividend date” for such distribution on the New York Stock Exchange, or the Nasdaq Global Market or such other national or regional exchange or market on which the securities are then listed.

(5)                                  dividends or distributions of cash to all or substantially all holders of our common stock (excluding any dividend or distribution in connection with our liquidation, dissolution or winding-up or any regular quarterly cash dividend on our common stock to the extent that the aggregate amount of such cash dividend per share of our common stock does not exceed $0.04 ($0.04 being the “dividend threshold amount”)); if there is a dividend or distribution to which this clause (5) applies, the conversion rate will be adjusted by multiplying the conversion rate by a fraction,

•       the numerator of which will be the current market price of our common stock on the record date fixed for the distribution minus the dividend threshold amount; and

•       the denominator of which will be (i) the current market price of our common stock on the record date fixed for the distribution minus (ii) the amount per share of such dividend or distribution; provided that if an adjustment is required to be made under this clause (5) as a result of a distribution or dividend that is not a regular quarterly cash dividend, the dividend threshold amount will be deemed to be zero.

The dividend threshold amount is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate, provided no adjustment will be made to the dividend threshold amount for any adjustment made to the conversion rate under this clause (5).

(6)                                  we or one of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the last reported sale price of our common stock on the trading day following the last date on which tenders or exchanges may be made under such tender or exchange offer, in which event the conversion rate will be increased by multiplying it by a fraction,

•       the numerator of which will be the sum of (i) the fair market value, as determined by our board of directors, of the aggregate consideration payable for all shares of our common stock that we purchase in such tender or exchange offer and (ii) the product of the number of shares of our common stock outstanding less any such purchased shares and the closing price of our common stock on the trading day next succeeding the expiration of the tender or exchange offer; and

•       the denominator of which will be the product of the number of shares of our common stock outstanding, including any such purchased shares, and the closing price of our common stock on the trading day next succeeding the expiration of the tender or exchange offer.

In addition to these adjustments, we may in our sole discretion increase the conversion rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law and the New York Stock Exchange listing requirements, increase the conversion rate by any amount for any period of at least 20 days if our board of directors has determined that such increase would be in our best interests. If our board of directors makes that determination, it will be conclusive. We will give holders of Notes at least 15 days’ prior notice of such an increase in the conversion rate. For a general discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate of the Notes, see “Certain U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Constructive Dividends.”

“Current market price” of our common stock on any day means the average of the last reported sale price of our common stock (as defined above under “—Conversion Rights—Conversion on Satisfaction of Sale Price Condition”) for each of the 10 consecutive trading days ending on the earlier of the day in question and the day before the “ex-dividend date” with respect to the issuance or distribution requiring such computation, subject to adjustment by our board of directors if the related transaction occurs during such 10-day period.

To the extent that we have a rights plan in effect on the date of any conversion of the Notes into common stock, a holder will receive, in addition to the common stock, the rights under the rights plan, unless, before any conversion, the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as described in clause (4) above. A further adjustment will occur, as described in clause (4) above, if such rights become exercisable to purchase different securities, evidences of Indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

In the event of:

•       any reclassification of our common stock;

•       a consolidation, merger, binding share exchange or combination involving us; or

•       a sale or conveyance to another person or entity of all or substantially all of our property or assets;

in each case, in which holders of common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, the conversion value will be determined based upon the kind and amount of cash, securities or other property that a holder of a number of shares of our common stock equal to the conversion rate immediately before any of these events would have received, which we refer to as the “exchange property.” For purposes of the foregoing, in the event holders of our common stock have the opportunity to elect the form of consideration to be received in any such transaction, we will make adequate provision whereby the holders of the Notes shall have a reasonable opportunity to determine the form of consideration into which all of the Notes, treated as a single class, shall be convertible from and after the effective date of such transaction (subject to our ability to settle the conversion obligation in cash, as set forth under “—Payment on Conversion”). Any such determination shall be subject to any limitations to which all of the holders of the common stock are subject, such as pro rata reductions applicable to any portion of the consideration to be paid. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing. However, if the transaction described above also constitutes a public acquirer change of control (as defined below), then we may in certain circumstances elect to change the conversion right in the manner described under ”—Make-Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control” in lieu of changing the conversion right in the manner described in this paragraph.

Except as set forth in this “—Conversion Rate Adjustments,” the applicable conversion rate will not be adjusted:

•       on the issuance of any shares of our common stock under any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•       on the issuance of any shares of our common stock or options or rights to purchase those shares under any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•       on the issuance of any shares of our common stock under any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Notes were first issued;

•       for a change in the par value of the common stock; or

•       for accrued and unpaid interest, including contingent interest and additional amounts, if any.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

Make-Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control

If the effective date or anticipated effective date of certain corporate transactions as described under ”—Conversion Rights—Conversion on Specified Corporate Transactions—Certain Corporate Transactions” occurs on or before October 6, 2011 and 10% or more of the consideration for our common stock in the corporate transaction consists of consideration other than common stock that is traded or scheduled to be traded immediately following such transaction on the New York Stock Exchange, the Nasdaq Global Market or such other U.S. national securities exchange, we will increase the conversion rate for the Notes surrendered for conversion by a number of additional shares (the “additional shares”) as described below. We will notify holders, at least 15 days before the anticipated effective date of such corporate transaction and whether we elect to increase the conversion rate as described below or to modify the conversion obligation as described below.

The number of additional shares will be determined by reference to the table below, based on the date on which the corporate transaction becomes effective (the “effective date”) and the price (the “stock price”) paid per share of our common stock in the corporate transaction. If holders of our common stock receive only cash in the corporate transaction, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices (as defined under “—Conversion Rights—Conversion on Satisfaction of Sale Price Condition” above) of our common stock on the five trading days immediately before but not including the effective date of the corporate transaction.

The additional shares will be delivered to holders who elect to convert their Notes on the later of (1) the fifth business day following the effective date and (2) the third business day following the final day of the cash settlement period.

The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion rate of the Notes is adjusted, as described above under “—Conversion Rate Adjustments.” The adjusted stock prices will equal the stock prices applicable immediately before such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately before the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”

The following table sets forth the stock price, effective date and number of additional shares per $1,000 principal amount of Notes:

Stock Price

Effective Date	$41.25	$45.00	$50.00	$54.45	$60.00	$65.00	$70.00	$75.00	$80.00	$85.00	$90.00	$100.00	$120.00
September 18, 2006	5.87	4.88	3.84	3.17	2.53	2.09	1.77	1.50	1.30	1.13	0.99	0.78	0.52
October 1, 2007	5.78	4.70	3.59	2.92	2.26	1.84	1.52	1.27	1.07	0.92	0.79	0.62	0.40
October 1, 2008	5.70	4.49	3.33	2.61	1.94	1.53	1.21	0.99	0.81	0.69	0.58	0.45	0.29
October 1, 2009	5.57	4.24	3.02	2.24	1.54	1.16	0.86	0.68	0.52	0.43	0.36	0.26	0.17
October 1, 2010	5.46	3.92	2.46	1.55	0.90	0.55	0.32	0.22	0.14	0.11	0.09	0.07	0.05
October 6, 2011	3.54	2.52	1.29	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Despite the foregoing, in no event will we increase the conversion rate as described above to the extent the increase will cause the conversion rate to exceed 24.2355 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•       If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

•       If the stock price is in excess of $120.00 per share (subject to adjustment), no additional shares will be added to the conversion rate.

•       If the stock price is less than $41.25 per share (subject to adjustment), no additional shares will be added to the conversion rate.

Despite the foregoing, if a holder converts its Notes in connection with a corporate transaction for which the conversion rate would be increased by a number of additional shares as described above, in the case of a public acquirer change of control (as defined below), we may, at our option and in lieu of increasing the conversion rate by such number of additional shares, adjust the conversion rate and the related conversion obligation from and after the effective date of such public acquirer change of control, by delivering on conversion (subject to the satisfaction of the conditions to conversion described under “—Conversion Rights” above and the settlement procedures described under “—Conversion Procedures—Payment on Conversion”) shares of public acquirer common stock (as defined below).

The conversion rate following the effective date of such transaction will be a number of shares of such public acquirer common stock equal to the product of:

•       the conversion rate in effect immediately before the effective date of such transaction, times

•       the average of the quotients obtained, for each trading day in the 10 consecutive trading day period ending on the trading day immediately before the effective date of such public acquirer change of control (the “valuation period”), of:

(i)             the “acquisition value” (as defined below) of our common stock on each such trading day in the valuation period, divided by

(ii)          the last reported sale price of the public acquirer common stock on each such trading day in the valuation period.

The “acquisition value” of our common stock means, for each trading day in the valuation period, the value of the consideration paid per share of our common stock in connection with such public acquirer change of control, as follows:

•       for any cash, 100% of the face amount of such cash;

•       for any public acquirer common stock, 100% of the last reported sale price of such common stock on such trading day; and

•       for any other securities, assets or property, 100% of the fair market value of such security, asset or property on such trading day, as determined by three independent nationally recognized investment banks selected by the trustee for this purpose.

A “public acquirer change of control” means any event constituting a corporate transaction as described under “—Conversion Rights—Conversion on Specific Corporate Transactions—Certain Corporate Transactions” that would otherwise obligate us to increase the conversion rate as described above under “—Make-Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control” and the acquirer, the person formed by or surviving the merger or consolidation or any entity that is a direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of such acquirer’s or person’s capital stock that are entitled to vote generally in the election of directors has a class of common stock traded on the New York Stock Exchange, the Nasdaq Global Market or such other U.S. national securities exchange or which will be so traded when issued or exchanged in connection with such fundamental change; provided that if there is more than one of such entity, the relevant entity will be such entity with the most direct beneficial ownership to such acquirer’s or person’s capital stock. We refer to such acquirer’s, person’s or other entity’s class of common stock traded on the New York Stock Exchange, the Nasdaq Global Market or such other U.S. national securities exchange or which will be so traded or when issued or exchanged in connection with such transaction as the “public acquirer common stock.”

On a public acquirer change of control, if we so elect, holders may convert their Notes (subject to the satisfaction of the conditions to conversion described under “—Conversion Rights” above) at the adjusted conversion rate described in the second preceding paragraph but will not be entitled to the increased conversion rate described under “—Make-Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control” above. We are required to notify holders of our election in our notice to holders of such transaction. As described under “—Conversion Rights—Conversion on Specified Corporate Transactions,” holders may convert their Notes on a public acquirer change of control during the period specified therein. In addition, a holder can also, subject to certain conditions, require us to repurchase all or a portion of its Notes as described under “—Repurchase of Notes by Triumph at Option of Holder on a Fundamental Change.”

We may only make such election if such public acquirer is a corporation organized under the laws of the United States, any State thereof or the District of Columbia and if we and such public acquirer execute a supplemental indenture whereby the public acquirer agrees to comply with our obligations under the Notes with respect to such public acquirer and any securities of such public acquirer that may be issuable upon conversion of the Notes.

Repurchase of Notes by Triumph at Option of Holder

On October 1, 2011, October 1, 2016 and October 1, 2021 (each, a “repurchase date”), any holder may require us to repurchase for cash any outstanding Notes for which that holder has properly delivered and not withdrawn a written repurchase notice. The repurchase price will equal 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, including contingent interest and additional amounts, if any, to, but not including, the repurchase date. If the repurchase date is on a date that is after a record date and on or before the corresponding interest payment date, we will pay such interest (including additional amounts, if any) to the holder of record on the corresponding record date, which may or may not be the same person to whom we will pay the repurchase price.

A holder may submit a repurchase notice to the paying agent (which will initially be the trustee) at any time from the opening of business on the date that is 20 business days before the repurchase date until the close of business on the repurchase date.

Any repurchase notice given by a holder electing to require us to repurchase Notes shall be given so as to be received by the paying agent no later than the close of business on the repurchase date and must state:

•       if definitive Notes have been issued, the certificate numbers of the holders’ Notes to be delivered for repurchase (or, if the Notes are not issued in definitive form, the notice of repurchase must comply with appropriate DTC procedures);

•       the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•       that the Notes are to be repurchased by us under the applicable provisions of the Notes.

A holder may withdraw its repurchase notice by delivering a written notice of withdrawal to the paying agent before the close of business on the repurchase date. The notice of withdrawal shall state:

•       the principal amount of Notes being withdrawn;

•       if definitive Notes have been issued, the certificate numbers of the Notes being withdrawn (or, if the Notes are not issued in definitive form, the notice of withdrawal must comply with appropriate DTC procedures); and

•       the principal amount of the Notes, if any, that remain subject to the repurchase notice.

In connection with any repurchase, we will, to the extent applicable:

•       comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which may then be applicable; and

•       file a Schedule TO or any other required schedule under the Exchange Act.

Our obligation to pay the repurchase price for Notes for which a repurchase notice has been delivered and not validly withdrawn is conditioned on the holder effecting book-entry transfer of the Notes or delivering definitive Notes, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will cause the repurchase price for the Notes to be paid promptly following the later of the business day following the repurchase date and the time of book-entry transfer or delivery of definitive Notes, together with such endorsements.

If the paying agent holds money sufficient to pay the repurchase price of the Notes for which a repurchase notice has been delivered and not validly withdrawn in accordance with the terms of the indenture, then, immediately after the repurchase date, the Notes will cease to be outstanding and interest and additional amounts, if any, on the Notes will cease to accrue, whether or not the Notes are transferred by book entry or delivered to the paying agent. Thereafter, all of the holder’s other rights shall terminate, other than the right to receive the repurchase price on book-entry transfer of the Notes or delivery of the Notes. Our ability to repurchase Notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, through the terms of our then existing borrowing arrangements or otherwise.

Our future financing agreements or other agreements relating to our indebtedness could contain provisions prohibiting repurchase of the Notes under certain circumstances. If any agreement governing our indebtedness prohibits or otherwise restricts us from repurchasing the Notes at a time when we become obligated to do so, we could seek the consent of the lenders to repurchase the Notes or attempt to refinance this debt. If we do not obtain such a consent or refinance the debt, we would not be permitted to repurchase the Notes without potentially causing a default under this debt. Our failure to repurchase tendered Notes would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness. See “—Risk Factors Risks Related to the Notes—We may not have sufficient cash to repurchase the Notes at the option of the holder on a specified repurchase date or on a fundamental change or to pay the cash payable on a conversion, which may increase your credit risk. Your right to require us to repurchase your Notes upon a fundamental change may not protect you upon the occurrence of certain events that might adversely affect our financial condition or business operations.”

Repurchase of Notes by Triumph at Option of Holder on a Fundamental Change

If a fundamental change, as defined below, occurs, each holder will have the right on the fundamental change repurchase date to require us to repurchase for cash all of its Notes not previously called for redemption, or any portion of those Notes that is equal to $1,000 in principal amount or integral multiples thereof, at a fundamental change repurchase price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest, including contingent interest and additional amounts, if any, on the Notes to but not including the fundamental change repurchase date. If the fundamental change repurchase date is on a date that is after a record date and on or before the corresponding interest payment date, we will pay such interest (including additional amounts, if any) to the holder of record on the corresponding record date, which may or may not be the same person to whom we will pay the repurchase price.

Within 15 days after the occurrence of a fundamental change, we are required to give notice to each holder and the trustee of such occurrence and of each holder’s resulting repurchase right and the procedures that each holder must follow to require us to repurchase its Notes as described below. The fundamental change repurchase date specified by us will be 30 days after the date on which we give this notice.

The fundamental change repurchase notice given by a holder electing to require us to repurchase its Notes shall be given so as to be received by the paying agent no later than the close of business on the fundamental change repurchase date and must state:

•       if certificated Notes have been issued, the certificate numbers of the holder’s Notes to be delivered for repurchase (or, if the Notes are not issued in certificated form, the fundamental change repurchase notice must comply with appropriate DTC procedures);

•       the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•       that the Notes are to be repurchased by us under the applicable provisions of the indenture.

A holder may withdraw its fundamental change repurchase notice by delivering a written notice of withdrawal to the paying agent before the close of business on the fundamental change repurchase date. The notice of withdrawal shall state:

•       the principal amount at maturity of Notes being withdrawn;

•       if certificated Notes have been issued, the certificate numbers of the Notes being withdrawn (or, if the Notes are not issued in certificated form, the notice of withdrawal must comply with appropriate DTC procedures); and

•       the principal amount of the Notes, if any, that remain subject to the fundamental change repurchase notice.

A “fundamental change” will be deemed to have occurred on a change of control of Triumph or a termination of trading of our common stock.

A “change of control” will be deemed to have occurred at such time after the original issuance of the Notes when any of the following has occurred:

(1)          a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act files a Schedule 13D or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock entitled to vote generally in the election of directors; or

(2)          the first day on which a majority of the members of our board of directors does not consist of continuing directors; or

(3)          a consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition (in one transaction or a series of transactions) of all or substantially all of our properties and assets to another person, other than:

•       any transaction:

(i)             that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and

(ii)          under which holders of our capital stock immediately before the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in elections of directors of the continuing or surviving or successor person immediately after giving effect to such issuance; or

•       any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock, if at all, solely into shares of common stock, ordinary shares or American Depositary Shares of the surviving entity or a direct or indirect parent of the surviving corporation; or

•       any consolidation, merger, conveyance, transfer, sale, lease or other disposition with or into any of our subsidiaries, so long as such consolidation, merger, conveyance, transfer, sale, lease or other disposition is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with or conveying, transferring, selling, leasing or disposing all or substantially all our properties and assets to any other person.

A “continuing director” means a director who either was a member of our board of directors on the date the Notes are first issued or who becomes a member of our board of directors after that date and whose appointment, election or nomination for election by our shareholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by specific vote or by approval of the proxy statement issued by us on behalf of the board of directors in which such individual is named as nominee for director.

The term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

The definition of change of control includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, a holder’s ability to require us to repurchase its Notes as a result of a conveyance, transfer, sale, lease or other disposition of less than all our assets may be uncertain.

Despite the foregoing, a holder will not have the right to require us to repurchase its Notes on a change of control described in clause (3) above if more than 90% of the consideration in the transaction or transactions consists of shares of common stock traded or to be traded immediately following a change of control on the New York Stock Exchange, the Nasdaq Global Market or such other U.S. national securities exchange, and, as a result of the transaction or transactions, the Notes become convertible into that common stock (and any rights attached thereto).

A “termination of trading” will be deemed to have occurred if our common stock (or other common stock into which the Notes are then convertible) is not listed for trading on the New York Stock Exchange, the Nasdaq Global Market or any other U.S. national securities exchange.

Rule 13e-4 under the Exchange Act requires the dissemination of certain information to security holders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the Notes. We will comply with this rule and file a Schedule TO (or any similar schedule) to the extent required at that time.

If the paying agent holds money sufficient to pay the fundamental change repurchase price of the Notes which holders have elected to require us to repurchase on the business day following the fundamental change repurchase date in accordance with the terms of the indenture, then, immediately after the fundamental change repurchase date, those Notes will cease to be outstanding and interest and additional amounts, if any, on the Notes will cease to accrue, whether or not the Notes are transferred by book entry or delivered to the paying agent. Thereafter, all other rights of the holders shall terminate, other than the right to receive the fundamental change repurchase price on book-entry transfer of the Notes or delivery of the Notes.

The term “fundamental change” is limited to specified transactions and does not include other events that might adversely affect our financial condition or business operations. The foregoing provisions would not necessarily protect holders of the Notes if highly leveraged or other transactions involving us occur that may affect holders adversely. We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change with respect to the fundamental change repurchase feature of the Notes but that would increase the amount of our (or our subsidiaries’) outstanding Indebtedness.

Our ability to repurchase Notes for cash on the occurrence of a fundamental change is subject to important limitations. Our ability to repurchase the Notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the Notes that might be delivered by holders of Notes seeking to exercise the repurchase right.

Our future financing agreements or other agreements relating to our indebtedness could contain provisions prohibiting repurchase of the Notes under certain circumstances or could provide that a fundamental change constitutes an event of default under that agreement. If any agreement governing our indebtedness prohibits or otherwise restricts us from repurchasing the Notes at a time when we become obligated to do so, we could seek the consent of the lenders to repurchase the Notes or attempt to refinance this debt. If we do not obtain such a consent or refinance the debt, we would not be permitted to repurchase the Notes without potentially causing a default under this debt. Our failure to repurchase tendered Notes would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness. Upon the occurrence of a fundamental change (as defined in the indenture governing the Notes offered hereby), the ability of the holders to have their Notes repurchased by us may also constitute an event of default under the agreements governing certain of our indebtedness. See “Risk Factors—Risks Related to the Notes—We may not have sufficient cash to repurchase the Notes at the option of the holder on a specified repurchase date or on a fundamental change or to pay the cash payable on a conversion, which may increase a holder’s credit risk. A holder’s right to require us to repurchase its Notes upon a fundamental change may not protect the holder upon the occurrence of certain events that might adversely affect our financial condition or business operations.”

The fundamental change purchase feature of the Notes may in certain circumstances make it more difficult or discourage a takeover of our Company. The fundamental change purchase feature, however, is not the result of our knowledge of any specific effort:

•       to accumulate shares of our common stock;

•       to obtain control of us by means of a merger, tender offer solicitation or otherwise; or

•       by management to adopt a series of anti-takeover provisions.

Instead, the fundamental change repurchase feature is a standard term frequently contained in securities similar to the Notes.

Consolidation, Merger and Sale of Assets

The indenture provides that we may not consolidate with or merge with or into any person, or convey, transfer, or lease all or substantially all of our assets, unless the following conditions have been satisfied:

(a)          Either

(i)             we are the continuing person in the case of a merger, or

(ii)          the successor corporation will be a corporation organized and existing under the laws of the United States, any State, or the District of Columbia and the successor corporation (if not us) shall expressly assume all of our obligations under the Notes and the indenture;

(b)         Immediately after giving effect to the transaction (and treating any Indebtedness that becomes an obligation of the successor corporation or any of our subsidiaries as a result of the transaction as having been incurred by the successor corporation or a subsidiary at the time of the transaction), no default or event of default would occur or be continuing; and

(c)          We have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and such supplemental indenture comply with the indenture.

Anti-Layering

We will not incur any Indebtedness that is subordinate in right of payment to our Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, the Notes. This does not apply to distinctions between categories of Indebtedness that exist by reason of any liens or guarantees securing or in favor of some but not all of such Indebtedness.

Events of Default; Notice and Waiver

The following events will constitute defaults under the indenture, subject to any additional limitations and qualifications included in the indenture:

•       a default in the payment of principal of the Notes when due at maturity, upon redemption, upon repurchase or otherwise (whether or not such payment is prohibited by reason of the subordination provision described under “Description of the Notes—Subordination”);

•       a default in the payment of any installment of interest, including contingent interest and additional amounts, if any, (whether or not such payment is prohibited by reason of the subordination provision described under “Description of the Notes—Subordination”) and continuance of such default for a period of 30 days;

•       we fail to provide notice of the occurrence of a fundamental change as required by the indenture;

•       a default in our obligation to deliver the settlement amount on conversion of the Notes, together with cash in lieu thereof in respect of any fractional shares, on conversion of any Notes and such default continues for a period of 5 days or more;

•       the failure by us to comply with our obligation to repurchase the Notes at the option of a holder on a fundamental change as required by the indenture or on any other repurchase date (whether or not such repurchase is prohibited by reason of the subordination provision described under “Description of the Notes—Subordination”);

•       default in our obligation to redeem the Notes after we have exercised our option to redeem;

•       the failure by us to perform or observe any of our other covenants or warranties in the indenture or in the Notes for 60 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% in principal amount of the outstanding Notes has been received by us;

•       the failure by us or our subsidiaries to pay Indebtedness within any applicable grace period after final maturity or the Indebtedness is accelerated by the holders of the Indebtedness because of a default, the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million, and such default remains uncured or such acceleration is not rescinded for 10 days after the date on which written notice specifying such failure and requiring us to remedy such failure shall have been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes at the time outstanding; and

•       certain events of bankruptcy, insolvency or reorganization with respect to Triumph or any Significant Subsidiary (or any of our subsidiaries that together would constitute a Significant Subsidiary).

A “Significant Subsidiary” is a subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X under the Securities Act as in effect on the date of the indenture.

If an event of default (other than an event of default relating to bankruptcy, insolvency or reorganization of us as set forth in the last bullet above) occurs and is continuing with respect to the Notes, unless the principal and interest with respect to the Notes shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal of and interest, including contingent interest and additional amounts, if any, on all the Notes due and payable immediately. In case of bankruptcy, insolvency or reorganization involving us as set forth in the last bullet above, the principal and interest, including contingent interest and additional amounts, if any, on the Notes will automatically become immediately due and payable. Any payment by us on the Notes following any such acceleration will be subject to the subordination provisions described above.

If an event of default occurs and is continuing, the trustee shall be entitled and empowered to institute any action or proceeding for the collection of the sums so due and unpaid or to enforce the performance of any provision of the Notes or the indenture, to prosecute any such action or proceeding to judgment or final decree, and to enforce any such judgment or final decree against us or any other obligor on the Notes. In addition, if there is pending proceedings for the bankruptcy or reorganization of the Company or any other obligor on the Notes, or if a receiver, trustee, or similar official shall have been appointed for our property, the trustee shall be entitled and empowered to file and prove a claim for the whole amount of principal and interest (including contingent interest and additional amounts, if any) owing and unpaid with respect to the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind such acceleration with respect to the Notes and, as discussed below, waive these past defaults.

The holders of a majority in principal amount of outstanding Notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee or of exercising any trust or power conferred on the trustee, subject to limitations specified in the indenture. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of the Notes or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

No holder of any Notes shall have any right to institute any action or proceeding on or under or with respect to the indenture, for the appointment of a receiver or trustee, or for any other remedy, except in the case of a default due to the non-payment of principal or interest, including contingent interest or additional amounts, if any, unless:

(a)          such holder previously will have given to the trustee written notice of an event of default with respect to the Notes and of the continuance of such event of default;

(b)         the holders of not less than 25% in aggregate principal amount of the outstanding Notes will have made written request to the trustee to institute such action or proceeding with respect to the event of default and will have offered to the trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred in connection with such action or proceeding; and

(c)          the trustee, for 60 days after its receipt of such notice, request and offer of indemnity, if requested, will have failed to institute such action or proceeding and no direction inconsistent with such written request shall have been given to the trustee under the provisions of the indenture.

Prior to the acceleration of the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the holders of all the Notes, waive any past default or event of default and its consequences for that series, except:

(a)          a default in the payment of the principal or interest, including contingent interest or additional amounts, if any, with respect to the Notes;

(b)         a default arising from our failure to redeem or repurchase any Notes when required under the terms of the indenture; or

(c)          a default with respect to a provision of the indenture that cannot be amended without the consent of each holder so affected.

In case of any such waiver, the default shall cease to exist, any event of default arising from the default will be deemed to have been cured for all purposes, and we, the trustee and the holders of the Notes will each be restored to their former positions and rights under the indenture.

The trustee will, within 90 days after the occurrence of a default known to it with respect to the Notes, give to the holders of the Notes notice of all uncured defaults known to it, unless the defaults will have been cured or waived before the giving of such notice; provided, however, that except in the case of default in the payment of principal or interest (including contingent interest or additional amounts, if any) with respect to the Notes, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the Notes.

Defeasance

The Notes are not subject to any defeasance provisions under the indenture.

Modification of the Indenture

We and the trustee may enter into supplemental indentures without the consent of the holders of the Notes issued under the indenture for one or more of the following purposes:

•       to evidence our succession by another person and the assumption by such successor of our covenants, agreements, and obligations in the indenture and in the Notes;

•       to surrender any right or power conferred on us by the indenture, to add further covenants, restrictions, conditions, or provisions for the protection of the holders of all or any Notes, and to make the occurrence, or the occurrence and continuance of a default in any of such additional covenants, restrictions, conditions, or provisions, a default or an event of default under the indenture;

•       to cure any ambiguity or to correct or supplement any provision contained in the indenture or in the Notes that may be defective or inconsistent with any other provision contained in the indenture or in the Notes, to convey, transfer, assign, mortgage, or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of any holders of the Notes;

•       to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939 as then in effect;

•       to add or change any of the provisions of the indenture to change or eliminate any restriction on the payment of principal with respect to the Notes so long as any such action does not adversely affect the interest of the holders of the Notes in any material respect or permit or facilitate the issuance of the Notes in uncertificated form;

•       to comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

•       to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of Senior Indebtedness under such provisions (but only if such holder of Senior Indebtedness consents to such change);

•       to add guarantees with respect to the Notes or to secure the Notes;

•       to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the Notes and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee;

•       to establish the form or terms of the Notes;

•       to provide for conversion rights of holders of Notes in accordance with the indenture if any reclassification or change of our common stock or any merger, consolidation or sale of all or substantially all of our assets occurs;

•       to change the conversion rate in accordance with the indenture;

•       to conform, as necessary, the indenture and the form or terms of the Notes, to the “Description of the Notes” as set forth in this offering memorandum; and

•       make other changes to the indenture or forms or terms of the Notes, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the holders of the Notes.

With the consent of the holders of a majority in aggregate principal amount of the outstanding Notes affected, we and the trustee may from time to time and at any time enter into a supplemental indenture for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of the indenture or of any supplemental indenture or modifying in any manner the rights of the holder of the Notes. However, without the consent of all of the holders of each Note so affected, no such supplemental indenture may:

•       reduce the percentage in principal amount of the Notes whose holders must consent, to an amendment;

•       reduce the interest rate or extend the time for payment of interest, including contingent interest or additional amounts, if any, on the Notes;

•       reduce the principal of or extend the stated maturity of the Notes;

•       reduce any amount payable on redemption or repurchase of any Note (including on the occurrence of a fundamental change) or change the time at which or circumstances under which the Notes may or shall be redeemed or repurchased;

•       make any Note payable in a currency other than that stated in the Note;

•       make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions;

•       make any change in the provisions of the indenture relating to waivers of defaults or amendments that require unanimous consent;

•       impair the right of a holder to convert any Note or reduce the number of common shares or any other property receivable on conversion; or

•       impair the right of a holder to institute a suit for payment of past due amounts on such holder’s Notes.

Discharge of the Indenture

We may be discharged from any and all obligations under the indenture (except for certain obligations to register the transfer or exchange of notes, to replace stolen, lost or mutilated notes, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon delivering to the trustee for cancellation all outstanding notes or depositing with the trustee, in trust, the paying agent or the conversion agent, if applicable, after the notes have become due and payable, whether at stated maturity, or any redemption date, or any repurchase date, or a fundamental change repurchase date, or upon conversion or otherwise, cash or common stock (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us.

Calculations in Respect of Notes

We will be responsible for making all calculations called for under the Notes, unless otherwise set forth above. These calculations include, but are not limited to, determinations of the market prices of our common stock, the amount of accrued interest (including contingent interest and additional amounts, if any) payable on the Notes and the conversion price of the Notes. We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on holders of Notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely on the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of Notes on the request of that holder.

Trustee, Paying Agent and Conversion Agent

We have appointed The Bank of New York Trust Company, N.A., the trustee under the indenture, as paying agent, conversion agent, Note registrar and custodian for the Notes. The trustee or its affiliates may also provide banking and other services to us in the ordinary course of their business.

Notices

Except as otherwise described herein, notices to registered holders of the Notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of mailing.

Governing Law

The indenture and the Notes are governed by and construed in accordance with the laws of the State of New York.

Form, Denomination, Exchange, Registration and Transfer

The Notes will be issued:

•       in fully registered form;

•       without interest coupons; and

•       in denominations of $1,000 principal amount and integral multiples of $1,000. Holders may present Notes for conversion, registration of transfer and exchange at the office maintained by us for such purpose, which will initially be the Corporate Trust Office of the trustee in The City of New York.

Payment and Paying Agent

We will maintain an office or agent where we will pay the principal on the Notes and a holder may present the Notes for conversion, registration of transfer or exchange for other denominations, which shall initially be an office or agency of the trustee. We may pay interest on any Notes represented by the registered certificated securities referred to below by check mailed to a holder’s address as it appears in the Note register.

Payments on the Notes represented by the global Note referred to below will be made to The Depository Trust Company, New York, New York, which is referred to herein as DTC, or its nominee, as the case may be, as the registered owner thereof, in immediately available funds. We expect that DTC or its nominee, on receipt of any payment on the Notes represented by a global Note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global Note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global Note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments. Transfers between participants in DTC will be effected in accordance with DTC’s rules and will be settled in immediately available funds.

Book-Entry Delivery and Settlement

We issued the Notes in the form of one or more permanent global Notes in definitive, fully registered, book-entry form. The global Notes were deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC has advised us as follows:

•       DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

•       DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•       Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations.

•       DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.

•       Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•       The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

We are providing the following descriptions of the operations and procedures of DTC to the holders solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. None of us, the initial purchaser nor the trustee takes any responsibility for these operations or procedures, and each holder is urged to contact DTC or its participants directly to discuss these matters.

We are informed that under procedures established by DTC:

•       On deposit of the global Notes, DTC credited on its internal system the accounts of direct participants designated by the initial purchaser with portions of the principal amounts of the global Notes.

•       Ownership of the Notes is shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a global Note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Notes represented by a global Note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as Cede & Co. is the registered owner of a global Note, Cede & Co. will be considered the sole owner or holder of the Notes represented by that global Note for all purposes under the indenture and under the Notes. Except as provided below, owners of beneficial interests in a global Note will not be entitled to have Notes represented by that global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered the owners or holders thereof under the indenture or under the Notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global Note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of Notes under the indenture or the global Note.

Notes represented by a global Note will be exchangeable for registered certificated securities with the same terms only if: (1) DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; (2) we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or (3) a default under the indenture occurs and is continuing.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the Notes.

DESCRIPTION OF CERTAIN INDEBTEDNESS

Credit Facility

We are party to an amended and restated credit agreement with PNC Bank, National Association, as administrative agent for the lenders under the credit agreement, which we refer to as our credit facility. Under this credit facility is a $350 million revolving credit facility that matures on June 30, 2011. The credit facility bears interest at (i) LIBOR plus between 0.625% and 2.00% or (ii) the prime rate or (iii) an overnight rate, at the option of the Company. The applicable interest rate is based upon our ratio of total indebtedness to earnings before interest, taxes, depreciation and amortization. In addition, we are required to pay a commitment fee of between 0.175% and 0.400% on the unused portion of our credit facility. We may allocate up to $30 million of the available credit facility for the issuance of letters of credit. Our obligations under our credit facility are guaranteed by our domestic subsidiaries. Amounts repaid under our credit facility may be reborrowed.

Borrowings under our credit facility are unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness, including Notes. The borrowings are guaranteed by each of our domestic subsidiaries.

Our credit facility contains customary affirmative and negative covenants, including limitations on our and our subsidiaries’ incurrence of debt; negative pledges, limitations on consolidations, mergers and sales of assets and limitations on transactions with affiliates. In addition, our credit facility contains a senior indebtedness to earnings before interest taxes, depreciation and amortization ratio, a maximum leverage ratio and a minimum interest coverage ratio. The credit agreement also includes various events of default customary for that type of agreement, including among others, the failure to pay principal and interest when due, cross-defaults on other indebtedness for borrowed monies, individually or in the aggregate in excess of $2.5 million, upon a change of control, upon breach of certain covenants, and upon certain events of bankruptcy, insolvency and reorganization.

As of November 30, 2006, we had $82.9 million aggregate principal amount of indebtedness outstanding under our credit facility.

Senior Notes

In December 2002, we issued two classes of Senior Notes: $80 million of Class A notes and $70 million of Class B notes. During calendar 2005, we prepaid certain of our outstanding Senior Notes. As of September 18, 2006, Senior Notes in the aggregate principal amount of $124.4 million were outstanding, which consisted of $68.4 million of Class A notes and $56.0 million of Class B notes.

Interest

Upon proper advanced notice to the holders of the Senior Notes, we could prepay some or all of the outstanding Senior Notes at any time at a price equal to 100% of the principal amount of the outstanding Senior Notes being prepaid plus accrued and unpaid interest plus a “make whole” premium based on the value of the remaining scheduled interest payments on the Senior Notes being prepaid.  We used the approximately $195.6 million in net proceeds from our sale of the Notes for the prepayment of our outstanding Senior Notes, including the make-whole premium, and fees and expenses in connection with such prepayment.  Because prepayment of the Senior Notes required advance notice, at the closing of our sale of the Notes on September 18, 2006, we used the net proceeds to temporarily repay the total outstanding indebtedness under our credit facility.  As a result, on September 30, 2006, our Senior Notes remained outstanding but we had no indebtedness outstanding under the credit facility.  On October 4, 2006, we prepaid the Senior Notes, which we funded with a borrowing of $38.0 under our credit facility together with the remaining net proceeds from our sale of the Notes and available cash.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.001 per share and 250,000 shares of preferred stock, par value $.01 per share. No shares of preferred stock are outstanding. As of December 1, 2006, there were approximately 68 registered holders of common stock.

Common Stock

The holders of common stock are generally entitled to one vote for each share held on all matters voted upon by stockholders. Subject to the rights of any outstanding shares of preferred stock, the holders of the common stock are entitled to dividends that may be declared at the discretion of our board of directors out of legally available funds. If we liquidate, dissolve or windup, holders of common stock are entitled to share ratably in our net assets after payment or provision for all liabilities, subject to the prior rights of any preferred stock then outstanding. The holders of common stock have no preemptive rights to purchase our securities. Shares of common stock are not subject to any redemption provisions and are not convertible into any of our other securities.

Our directors are elected by the holders of common stock pursuant to cumulative voting, which gives a stockholder the right to cast as many votes in the aggregate as that stockholder is entitled to vote under our certificate of incorporation, multiplied by the number of directors to be elected. A stockholder may cast all votes for one director candidate or distribute those votes among two or more director candidates. Therefore, cumulative voting may make it more difficult to change the composition of the board of directors and may discourage or make more difficult an attempt by a person or group to obtain control of the Company. Any director, or the entire board of directors, may be removed by the stockholders at any time, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote for the election of directors, except that, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him when cumulatively voted at an election of the entire board of directors.

Preferred Stock

Our certificate of incorporation authorizes the issuance of up to 250,000 shares of preferred stock from time to time by the board of directors in one or more series as consideration for the stock or assets of another corporation or in connection with our merger with or into another corporation. The board of directors may adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series of preferred stock and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions of that preferred stock, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of preferred stock, in each case without any further action or vote by the stockholders. We have no current plans to issue any series of preferred stock.

Limitation on Directors’ Liabilities

Our certificate of incorporation provides that, as permitted by Delaware law, our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit. Further, under the provisions of our bylaws, as amended, each person who is or was a party to or is threatened to be made a party of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of us or is or was serving at our request as a director, officer, employee or agent of another company or other entity shall be indemnified by us against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding the foregoing, no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless and only to the extent that the Court of Chancery or the court in which such action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court deems proper.

The termination of any action, suit or proceedings by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

In addition, to the extent that such a person is successful on the merits or otherwise in defense of any action, suit, or proceeding brought against him or her by reason of the fact that he or she is our director, officer, employee or agent, he or she shall be indemnified against expenses, including attorneys’ fees actually and reasonably incurred in connection therewith.

Our bylaws, as amended, provide that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us.

Any indemnification under the provisions summarized above (unless ordered by a court) shall be made by us only as authorized in each specific case upon a determination that indemnification of such person is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the applicable provision. Such determination shall be made by any of (1) a majority vote of our directors who are not parties to the action, suit or proceeding (even though less than a quorum), (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

We maintain director and officer insurance with respect to those claims described above in customary amounts.

The foregoing summaries are necessarily subject to the complete text of the relevant statute or document.

Antitakeover Provisions

General

As described above, our board of directors has the authority, without further action by the stockholders, to issue, from time to time, up to 250,000 shares of preferred stock in one or more series and to fix the rights and preferences of such preferred stock as consideration for the stock or assets of another corporation or in connection with our merger with or into another corporation. The board of directors could use this authority to issue preferred stock to discourage an unwanted bidder from making a proposal to acquire the Company. In addition, our bylaws provide that our board may increase its own size and may appoint new directors to fill the resulting vacancies. These provisions of our certificate of incorporation and bylaws may prevent or frustrate any attempt to replace or remove our current directors or management by stockholders, which may have the effect of delaying, deterring or preventing a change in control transaction.

Delaware Law

We are also subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law that regulates corporate acquisitions. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•       prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•       upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•       on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•       any merger or consolidation involving the corporation or any direct or indirect majority-owned subsidiary of the corporation and the interested stockholder;

•       any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one or more transactions) of the assets of the corporation or any direct or indirect majority-owned subsidiary of the corporation, which assets have a market value equal to 10% or more of either the aggregate market value of all (i) the assets of the corporation or (ii) the outstanding capital stock of the corporation, involving the interested stockholder;

•       subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of any subsidiary to the interested stockholder;

•       any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series of the corporation or of any subsidiary beneficially owned by the interested stockholder; or

•       the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any direct or indirect majority-owned subsidiary.

Section 203 defines an interested stockholder, subject to certain exceptions, as any person beneficially owning 15% or more of the outstanding voting stock of the corporation, or any person that is an affiliate or associate of the corporation and who beneficially owned 15% or more of the outstanding voting stock of the corporation at any time within the three year period immediately prior to the date of determining whether such person is an interested stockholder, and any affiliate or associate of that person.

Other Matters

Our common stock has traded on the New York Stock Exchange under the symbol “TGI” since October 25, 1996.

The transfer agent and registrar for our common stock is National City Bank.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Notes and our common stock into which the Notes may be converted. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, which we refer to as the Treasury Regulations, and administrative and judicial interpretations thereof, all as in effect or proposed on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion only applies to holders who hold the Notes or our common stock as capital assets.

This summary also does not address the effect of the U.S. federal estate or gift tax laws or the tax considerations arising under the laws of any foreign, state or local jurisdiction.  In addition, this discussion does not describe all of the U.S. federal tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, such as:

•       regulated investment companies;

•       banks and certain other financial institutions;

•       insurance companies;

•       tax-exempt organizations;

•       dealers or certain traders in securities;

•       holders holding Notes or our common stock as part of a hedge, straddle, conversion transaction, or other integrated transaction;

•       U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•       traders in securities that elect to use the mark-to-market method of accounting for their securities holdings;

•       S corporations and partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•       holders subject to the alternative minimum tax;

•       holders subject to estate or gift taxes;

•       certain former citizens and residents of the United States; and

•       Non-U.S. Holders (as defined below) that own, or are deemed to own, more than 5% of our common stock or that beneficially own more than 5% of the fair market value of the Notes.

No statutory or judicial authority directly addresses all aspects of the treatment of the Notes or instruments similar to the Notes for U.S. federal income tax purposes. The IRS has issued a revenue ruling with respect to instruments similar to the Notes.

This ruling supports certain aspects of the treatment described herein. We have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the tax consequences described in this summary, and there can be no assurance that the IRS will not take contrary positions. Persons considering the purchase of Notes are urged to consult their tax advisors with regard to the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Classification of the Notes

Under the indenture governing the Notes, we and every holder agree (in the absence of an administrative pronouncement or judicial ruling to the contrary), for U.S. federal income tax purposes, to treat the Notes as indebtedness that is subject to the special Treasury regulations governing contingent payment debt instruments, or the contingent debt regulations, as described below, and to be bound by our application of the contingent debt regulations to the Notes, including our determination of the rate at which interest will be deemed to accrue on the Notes, the related “projected payment schedule” determined by us as described below, and our treatment of the fair market value of any of our common stock (and any cash) received upon conversion of a Note as a contingent payment. No assurances can be provided that such characterization as debt or “projected payment schedule” will be respected by the IRS or a court.

Certain aspects of the application of the contingent debt regulations are uncertain and holders should be aware that a different treatment from that described below could affect the amount, timing, source and character of income, gain or loss with respect to an investment in the Notes. For example, pursuant to a different treatment, a holder may be required to accrue interest income at a higher or lower rate, may not recognize income, gain or loss upon conversion of a Note into common stock, and may recognize capital gain or loss upon a taxable disposition of a Note.

The remainder of this discussion assumes the treatment set forth above.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•       a citizen or resident of the United States;

•       a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof;

•       an estate the income of which is subject to U.S. federal income taxation regardless of its source; and

•       a trust, if (i) a U.S. court can exercise primary jurisdiction over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under application Treasury Regulations to be treated as a U.S. person.

If an entity treated as an S corporation or a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a partner depends upon the status of the partner and the activities of the partnership.

Interest Accruals on the Notes

Pursuant to the contingent debt regulations, U.S. Holders of the Notes will be required to accrue interest income on the Notes on a constant-yield basis, based on a comparable yield as described below, regardless of whether such U.S. Holders use the cash or accrual method of accounting for U.S. federal income tax purposes. As a result, U.S. Holders generally will be required to include interest in income each year in excess of any stated interest payments actually received in that year (and may be required to continue to do so even if the Notes are in default).

The contingent debt regulations provide that a U.S. Holder must accrue an amount of ordinary interest income, as original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the Notes that equals:

•       the product of (a) the adjusted issue price (as defined below) of the Notes as of the beginning of the accrual period and (b) the comparable yield (as defined below) of the Notes, adjusted for the length of the accrual period;

•       divided by the number of days in the accrual period; and

•       multiplied by the number of days during the accrual period that the U.S. Holder held the Notes.

The “issue price” of a Note is the first price at which a substantial amount of the Notes are sold for money to the public, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “adjusted issue price” of a Note is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments (in accordance with the projected payment schedule described below) previously made with respect to the Notes.

The term “comparable yield” as used in the contingent debt regulations means the annual yield we would pay, as of the issue date, on a fixed-rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the Notes. We have determined that the comparable yield for the Notes is 8.375%, compounded semi-annually. The precise manner of calculating the comparable yield is not entirely clear. If our determination of the comparable yield were successfully challenged by the IRS, the redetermined yield could be materially greater or less than the comparable yield determined by us.

The contingent debt regulations require that we provide to U.S. Holders, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (which we refer to as the projected payment schedule) on the Notes. This schedule must produce a yield to maturity that equals the comparable yield. The projected payment schedule includes estimates for contingent interest payments and an estimate for a payment at maturity taking into account the conversion feature. In this regard, the fair market value of any common stock (and the amount of any cash) received by a U.S. Holder upon conversion will be treated as a contingent payment. U.S. Holders may obtain the projected payment schedule by submitting a written request for such information to us at:

General Counsel
Triumph Group, Inc.
1550 Liberty Ridge Drive, Suite 100
Wayne, Pennsylvania  19087
(610) 251-1000
Attention: Corporate Secretary

By purchasing the Notes, a U.S. Holder agrees in the indenture to be bound by our determination of the comparable yield and projected payment schedule and agrees to use the comparable yield and projected payment schedule in determining its interest accruals and the adjustments thereto in respect of the Notes for U.S. federal income tax purposes.

The comparable yield and the projected payment schedule are not used for any purpose other than to determine a U.S. Holder’s interest accruals and adjustments to interest accruals with respect of the Notes for U.S. federal income tax purposes. The comparable yield and projected payment schedule do not constitute a projection or representation by us regarding the actual amounts that will be paid on the Notes, or the value at any time of the common stock into which the Notes may be converted.

Adjustments to Interest Accruals on the Notes

If, during any taxable year, a U.S. Holder of Notes receives actual payments (including payments of additional amounts as described below) with respect to the Notes that, in the aggregate, exceed the total amount of projected payments for that taxable year, the U.S. Holder will incur a “net positive adjustment” under the contingent debt regulations equal to the amount of such excess. The U.S. Holder will treat a net positive adjustment as additional interest income in that taxable year. For these purposes, the payments in a taxable year include the fair market value of property received in that year (including any common stock and cash received upon conversion).

If a U.S. Holder receives in a taxable year actual payments with respect to the Notes that, in the aggregate, are less than the amount of projected payments for that taxable year, the U.S. Holder will incur a “net negative adjustment” under the contingent debt regulations equal to the amount of such deficit. This net negative adjustment will (a) reduce the U.S. Holder’s interest income on the Notes for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. Holder’s total interest income on the Notes during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any net negative adjustment in excess of the amounts described in (a) and (b) will be carried forward as a negative adjustment to offset future interest income with respect to the Notes or to reduce the amount realized on a sale, exchange, conversion, redemption or repurchase of the Notes. A net negative adjustment is not subject to the 2% floor limitation on miscellaneous itemized deductions.

Additional Amounts and Make-Whole Payment

We may be required to pay additional amounts if a registration default occurs. See “Description of the Notes—Registration Rights.” Additionally, we may be required to deliver additional shares of our common stock as a make-whole amount upon the occurrence of certain corporate transactions. See “Description of the Notes—Conversion Procedures—Make-Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control.”

If we become obligated to pay additional amounts, such payments would be treated as described under “—Adjustments to Interest Accruals on the Notes” above. In the event that additional shares of our common stock are paid as a make-whole amount, such payment should be included in the amount realized by the holder on conversion of the Notes.

Sale, Exchange, Conversion, Redemption or Repurchase of Notes

Generally the sale, exchange, conversion, redemption or repurchase of a Note will result in taxable gain or loss to a U.S. Holder. As described above, our calculation of the comparable yield and the projected payment schedule for the Notes includes the receipt of stock upon conversion as a contingent payment with respect to the Notes. Accordingly, we intend to treat the receipt of our common stock upon conversion of a Note as a contingent payment.

The amount of gain or loss on a sale, exchange, conversion, redemption or repurchase of a Note will be equal to the difference between:

•       the amount of cash plus the fair market value of any other property received by the U.S. Holder, including the fair market value of any common stock received; and

•       the U.S. Holder’s adjusted tax basis in the Note.

A U.S. Holder’s adjusted tax basis in a Note generally will be equal to the U.S. Holder’s original purchase price for the Note, increased by any interest income previously accrued by the U.S. Holder (determined without regard to any adjustments to interest accruals for net positive and negative adjustments as described above) and decreased by the amount of any projected payments that previously have been scheduled to be made in respect of the Notes pursuant to the projected payment schedule (without regard to the actual amount paid).

As previously discussed under “—Adjustments to Interest Accruals on the Notes,” to the extent that a U.S. Holder has any net negative adjustment carried forward, the U.S. Holder may use such net negative adjustment from a previous year to reduce the amount realized on the sale, exchange, conversion, redemption or repurchase of the Notes.

Gain recognized by a U.S. Holder upon a sale, exchange, conversion, redemption or repurchase of a Note generally will be treated as ordinary interest income. Any loss will be ordinary loss, to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses in respect of the Note, and, thereafter, capital loss (which will be long-term if the Note has been held for more than one year). The deducibility of capital losses is subject to limitations. A U.S. Holder who sells Notes at a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.

A U.S. Holder’s tax basis in common stock received upon conversion of a Note will equal the then current fair market value of such common stock. The U.S. Holder’s holding period for the common stock received will commence on the day immediately following the date of conversion.

Constructive Dividends

If at any time we make a distribution of cash or property to our stockholders that would be taxable to the stockholders as a dividend for U.S. federal income tax purposes and, in accordance with the anti-dilution provisions of the Notes, the conversion rate of the Notes is increased, such increase may be deemed to be the payment of a taxable dividend to a U.S. Holder of a Note to the extent of our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), notwithstanding the fact that the U.S. Holder does not receive a cash payment.

An increase in the conversion rate at our discretion or in certain other circumstances may be deemed to be the payment of a taxable dividend to U.S. Holders, but, generally, a reasonable increase in the conversion rate in the event of stock dividends or distributions of rights to subscribe for our common stock will not. In certain circumstances, the failure to make an adjustment of the conversion rate under the indenture may result in a taxable constructive distribution to U.S. Holders of our common stock.

Any constructive distribution will be taxable as a dividend, return of capital or capital gain in accordance with the tax rules generally applicable to corporate distributions. It is unclear whether a constructive dividend would be eligible for the reduced rates of U.S. federal income tax applicable to certain dividends received by non-corporate U.S. Holders. Similarly, it is also unclear whether a corporate U.S. Holder would be entitled to claim the dividends-received deduction with respect to a constructive dividend. U.S. Holders should carefully review the conversion rate adjustment provisions and consult their own tax advisors with respect to the tax consequences of these adjustments.

Common Stock

Distributions, if any, paid on our common stock, other than pro rata distributions of our common stock, will be taxable as ordinary income to the extent of our current and accumulated earnings and profits (as determined under U.S. federal income tax principles) as they are received or accrued, depending on the U.S. Holder’s method of accounting, subject to a possible dividends-received deduction in the case of corporate holders and a maximum 15% tax rate for non-corporate U.S. Holders through 2010 if applicable holding period requirements are met. Distributions in excess of our current and accumulated earnings and profits will first be applied against and reduce a U.S. Holder’s basis in the common stock and, thereafter, any excess will be treated as capital gain.

Gain or loss realized on the sale or exchange of our common stock will equal the difference between the amount realized on the sale or exchange and the U.S. Holder’s adjusted tax basis in the common stock. This gain or loss will generally be long-term capital gain or loss if the U.S. Holder has held or is deemed to have held the common stock for more than a year. The deductibility of capital losses is subject to certain limitations. A U.S. Holder that sells common stock at a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.

Tax Consequences to Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•       a nonresident alien for U.S. federal income tax purposes;

•       a foreign corporation; or

•       a foreign estate or trust.

“Non-U.S. Holder” does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition of the Notes or common stock and who is not otherwise a resident of the United States for U.S. federal income tax purposes. A Non-U.S. Holder is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of the Notes or common stock.

Payments on the Notes and Gain on Disposition of Notes

Subject to the discussion below concerning backup withholding, payments of principal and interest (including original issue discount) on the Notes to a Non-U.S. Holder and any gain realized on a sale, exchange, conversion, or other disposition of Notes by a Non-U.S. Holder will not be subject to U.S. federal withholding tax or income tax, provided that:

•       the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•       certain certification requirements have been fulfilled with respect to such Non-U.S. Holder. These certification requirements generally will be fulfilled if the beneficial owner of a Note certifies on IRS Form W-8BEN, under penalties of perjury, that it is not a U.S. person;

•       such payments and gain are not effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (or, where an applicable income tax treaty applies, are not attributable to a U.S. permanent establishment);

•       the common stock (and perhaps the Notes) are actively traded within the meaning of section 871(h)(4)(C)(v)(1) of the Code (which, for these purposes and subject to certain exceptions, includes trading on the NYSE).

Notwithstanding the preceding sentence, a portion of the payment in our common stock pursuant to a conversion may be subject to U.S. federal withholding tax at a 30% rate (or lower treaty rate) if that portion is attributable to increases in the conversion rate on account of an increase in the dividend rate on the common stock. Such portion may represent payment of  “contingent interest” of the type (i.e., amount determined by reference to dividends) that is not eligible for the “portfolio interest” exemption which would otherwise apply to interest on the Notes. We intend to withhold with respect to any such portion of the common stock or cash. You should consult your independent tax advisors regarding the possibility of obtaining a refund of the withheld amounts.

If a Non-U.S. Holder of a Note is engaged in a trade or business in the United States, and if interest (including original issue discount) or gain on the Note is effectively connected with the conduct of this trade or business (or, where an applicable income tax treaty applies, is attributable to a U.S. permanent establishment), the Non-U.S. Holder will be exempt from the withholding tax discussed in the preceding paragraph, provided that the Non-U.S. Holder provides a properly executed IRS Form W-8ECI to us or our paying agent. Such Non-U.S. Holders will generally be taxed in the same manner as a U.S. Holder (see ”—Tax Consequences to U.S. Holders” above), subject to an applicable income tax treaty providing otherwise. These holders should consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of Notes including, in the case of a Non-U.S. Holder that is a corporation, the possible imposition of a 30% branch profits tax or a reduced rate specified by an applicable income tax treaty.

Sale, Exchange or Other Disposition of Common Stock

Subject to the discussion below concerning backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of common stock, unless:

•       the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (or, where an applicable income tax treaty applies, is attributable to a U.S. permanent establishment); or

•       we are or have been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs. We do not believe that we are currently a U.S. real property holding corporation or that we will become one in the future.

Dividends and Constructive Dividends

Any dividends (including any constructive dividends on the Notes described above under “—Tax Consequences to U.S. Holders—Constructive Dividends”) paid to a Non-U.S. Holder of common stock generally will be subject to withholding tax at a 30% rate or a lower treaty rate. In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide an IRS Form W-8BEN to us or our paying agent certifying its entitlement to benefits under a treaty. In the case of any constructive dividend, it is possible that the U.S. federal income tax on this constructive dividend would be withheld from other amounts held or paid through the applicable withholding agent, such as interest paid on a Note, shares of common stock a Non-U.S. Holder would be entitled to receive upon conversion of a Note, or sales proceeds from the sale of a Note or common stock subsequently paid or credited to a Non-U.S. Holder.

If a Non-U.S. Holder of common stock is engaged in a trade or business in the United States (or, where an applicable income tax treaty applies, has a permanent establishment), and if dividends on the stock are effectively connected with the conduct of this trade or business, the Non-U.S. Holder will be exempt from the withholding tax discussed in the preceding paragraph, provided that the Non-U.S. Holder provides a properly executed IRS Form W-8ECI to us or our paying agent. Such Non-U.S. Holders will generally be taxed in the same manner as U.S. Holders (see “—Tax Consequences to U.S. Holders”

above), subject to an applicable income tax treaty providing otherwise. A Non-U.S. Holder that is a corporation and receives effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Backup Withholding and Information Reporting

Payments on the Notes and on our common stock and the proceeds from a sale or other disposition of the Notes or our common stock will generally be subject to information reporting to the IRS.

A U.S. Holder will be subject to backup withholding on these payments unless the U.S. Holder provides us or our paying agent with a correct taxpayer identification number and complies with certain certification procedures or otherwise establishes an exemption from backup withholding.

Unless a Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person and we do not have actual knowledge or reason to know that such Non-U.S. Holder is a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the Notes or our common stock, and Non-U.S. Holders may be subject to U.S. backup withholding on payments on the Notes and on our common stock or on the proceeds from a sale or other disposition of the Notes or our common stock. To avoid backup withholding, a Non-U.S. Holder must certify its foreign status, as described above under “—Tax Consequences to Non-U.S. Holders—Payments on the Notes and Gain on Disposition of Notes.”

The amount of any backup withholding from a payment to a holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

SELLING SECURITYHOLDERS

We originally issued the Notes in a transaction exempt from the registration requirements of the Securities Act to the initial purchaser.  The initial purchaser reasonably believed that the persons to whom it resold the Notes were “qualified institutional buyers” as defined in Rule 144A under the Securities Act.  As used in this prospectus, the term selling securityholders includes their transferees, pledgees, donees and their successors.  The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the Notes and the shares of common stock initially issued or issuable under the notes indenture, if issued.

The following table sets forth information as of December 8, 2006 regarding (1) the beneficial ownership of the notes and the maximum principal amount of the notes that each selling securityholder may offer and (2) the number of shares of common stock that each selling securityholder may sell under this prospectus.  Because the selling securityholders may offer all or a portion of the Notes and the common stock, if issued, under this prospectus, we cannot estimate the amount of Notes or the common stock that the selling securityholders will hold upon termination of any sale.  The following table is based upon information furnished to us by the selling securityholders, unless otherwise indicated.

Name of Selling Securityholder	Principal Amounts of Notes Beneficially Owned and Offered	Percentage of Notes Outstanding	Number of Shares of Common Stock Issued Upon Conversion of the Notes that May be Offered(1)	Percentage of Common Stock Outstanding(2)
Argent Classic Convertible Arbitrage Fund II, L.P.	$120,000	*	2,204	*
Argent Classic Convertible Arbitrage Fund L.P.	$530,000	*	9,734	*
Argent Classic Convertible Arbitrage Fund Ltd.	$3,990,000	1.98%	73,278	*
Argent LowLev Convertible Arbitrage Fund II, L.P.	$10,000	*	184	*
Argent Lowlev Convertible Arbitrage Fund Ltd.	$430,000	*	7,897	*
Argent LowLev Convertible Arbitrage Fund, LLC	$20,000	*	367	*
Argent Multi-Strategy Fund Ltd-Classic	$60,000	*	1,102	*
Arkansas PERS	$960,000	*	17,631	*
AstraZeneca Holdings Pension	$125,000	*	2,296	*
Attorney’s Title Insurance Fund	$125,000	*	2,296	*
Boilermakers Blacksmith Pension Trust	$1,320,000	*	24,242	*
Calamos Market Neutral Income Fund - Calamos Investment Trust	$10,000,000	4.97%	183,655	1.11%
CASAM Argent Classic Convertible arbitrage Fund Limited	$100,000	*	1,837	*
Citadel Equity Fund Ltd.	$12,500,000	6.21%	229,569	1.39%
Class C Trading Company, Ltd.	$160,000	*	2,938	*
CNH CA Master Account, L.P.	$2,000,000	*	36,731	*
CQS Convertible and Quantitative Stratgegies Master Fund Limited	$3,500,000	1.74%	64,279	*
DBAG London	$460,000	*	8,448	*
Delta Airlines Master Trust	$270,000	*	4,959	*
FPL Group Employees Pension Plan	$410,000	*	7,530	*
HFR CA Global Select Master Trust Account	$80,000	*	1,469	*
ICI American Holdings Trust	$205,000	*	3,765	*
Inflective Convertible Opportunity Fund I, Limited	$2,400,000	1.19%	44,077	*
Inflective Convertible Opportunity Fund, LP	$1,300,000	*	23,875	*
Institutional Benchmark Series (Master Feeder) Limited in Respect of Electra Series c/o Quattro Fund	$280,000	*	5,142	*
Institutional Benchmarks’ Series - Ivan Segregated Account	$850,000	*	15,611	*
Lyxor Master Fund Ref: Argent/LowLev CB c/o Argent	$120,000	*	2,204	*
Lyxor Quest Fund, Ltd.	$3,500,000	1.74%	64,279	*
Lyxor/Inflective Convertible Opportunity Fund Limited	$1,400,000	*	25,712	*
Mackay Shields LLC	$4,000,000	1.99%	73,462	*
Nuveen Preferred & Convertible Fund JQC	$4,445,000	2.21%	81,635	*
Nuveen Preferred & Convertible Income Fund JPC	$3,145,000	1.56%	57,759	*
Partners Group Alternative Strategies PCC Limited, Red Delta Cell c/o Quattro Fund	$350,000	*	6,428	*
Partners Group Alternative Strategies PCC LTD	$160,000	*	2,938	*
Prudential Insurance Co. of America	$55,000	*	1,010	*
Putnam Convertible Income - Growth Trust	$5,000,000	2.48%	91,828	*
Quattro Fund Ltd.	$2,625,000	1.30%	48,209	*
Quattro Multistrategy Masterfund LP	$245,000	*	4,500	*
Quest Global Convertible Master Fund, Ltd.	$100,000	*	1,837	*
Satellite Convertible Arbitrage Master Fund LLC	$7,000,000	3.48%	128,559	*
State of Oregon Equity	$2,735,000	1.36%	50,230	*
Vicis Capital Master Fund	$6,000,000	2.98%	110,193	*
Xavex Convertible Arbitrage 10 Fund	$210,000	*	3,857	*
Xavex Convertible Arbitrage 2 Fund	$10,000	*	184	*
All other holders of Notes or future transferee from any such holders(3)(4)	$117,945,000	58.61%	2,166,119	11.71%
Total	$201,250,000	100.00%	3,696,057	18.45%

*       Less than 1%.

(1)    Assumes conversion of all of the holder’s notes at a conversion rate of approximately 18.3655 shares of our common stock for each $1,000 principal amount of notes.  However, this conversion rate will be subject to adjustment as described under “Description of Notes – Conversion by Holders.”  As a result, the amount of common stock issuable upon conversion of notes may increase or decrease in the future.

(2)    Calculated based on 16,333,403 shares of our common stock outstanding as of December 1, 2006.  In calculating this amount for each holder, we treated as outstanding the number of shares of our common stock issuable upon conversion of all that holder’s notes, but we did not assume conversion of any other holder’s notes.

(3)    Information about other holders of Notes or future tranferees will be set forth in prospectus supplements or post-effective amendments from time to time, if and when required.

(4)    Assumes that other holders of Notes do no beneficially own any of our common stock other than the shares issuable upon conversion of the Notes.

To the extent that any of the selling securityholders identified above are broker-dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act.

With respect to selling securityholders that are affiliates of broker-dealers, we believe that such entities acquired their notes and underlying common stock in the ordinary course of business and, at the time of the purchase of the notes and the underlying common stock, such selling securityholders had no agreements or undertakings, directly or indirectly, with any person to distribute the notes or underlying common stock. To the extent that we become aware that such entities did not acquire their notes or underlying common stock in the ordinary course of business or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus is a part to designate such affiliate as an “underwriter” within the meaning of the Securities Act.

PLAN OF DISTRIBUTION

We will not receive any of the proceeds of the sale of the Notes and the underlying common stock offered by this prospectus.  The Notes and the underlying common stock may be sold from time to time by selling securityholders to purchasers:

•                                          directly; or

•                                          through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions.

The selling securityholders and any underwriters, broker-dealers or agents who participate in the distribution of the Notes and the underlying common stock may be deemed to be “underwriters” within the meaning of the Securities Act.  As a result, any profits on the sale of the underlying common stock by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.  If the selling securityholders were deemed to be underwriters, the selling securityholders may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

If the Notes and the underlying common stock are sold through underwriters, broker-dealers, or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The Notes and the underlying common stock may be sold in one or more transactions at:

•                                          fixed prices;

•                                          prevailing market prices at the time of sale;

•                                          varying prices determined at the time of sale; or

•                                          negotiated prices.

These sales may be effected in transactions:

•                                          on any national securities exchange or quotation service on which the Notes and underlying common stock may be listed or quoted at the time of the sale, including The Nasdaq National Market in the case of the common stock;

•                                          in the over-the-counter market; or

•                                          in transactions otherwise than on such exchanges or services or in the over-the-counter market.

These transactions may include block transactions or crosses.  Crosses are transactions in which the same broker acts as an agent on both sides of the transaction.

In connection with the sales of the Notes and the underlying common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions.  The broker-dealers may in turn engage in short sales of the Notes and the underlying common stock in the course of hedging their positions.  The selling securityholders may also sell the Notes and the underlying common stock short and deliver Notes and the underlying common stock to close out short positions, or loan or pledge Notes and the underlying common stock to broker-dealers that, in turn, may sell the Notes and the underlying common stock.  Such sales may include purchases by a broker-dealer as principal and resale by the broker-dealer of its account, and broker-dealers may agree with the undersigned to sell a specified number of shares at a stipulated price per share.

To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Notes and the underlying common stock by the selling securityholders.  Selling securityholders may decide not to sell all or a portion of the Notes and the underlying common stock offered by them pursuant to this prospectus or may decide not to sell Notes or the underlying common stock under this prospectus.  In addition, any selling securityholder may transfer, devise or give the Notes and the underlying common stock by other means not described in this prospectus.  Any Notes or underlying common stock covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act, or Regulation S under the Securities Act, may be sold under Rule 144 or Rule 144A or Regulation S rather than pursuant to this prospectus.

The aggregate proceeds to the selling securityholders from the sale of the Notes or the underlying common stock offered pursuant to this prospectus will be the purchase price of such securities less discounts and commissions, if any.  Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, reject, in whole or part, any proposed purchase of Notes or common stock to be made directly or through their agents.  We will not receive any of the proceeds from this offering.

The selling securityholders and any other persons participating in the distribution of the Notes or underlying common stock will be subject to the Exchange Act and the rules and regulations thereunder.  The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Notes and the underlying common stock by the selling securityholders and any such other person.  In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the

Notes and the underlying common stock to engage in market-making activities with respect to the particular Notes and underlying common stock being distributed for a period of up to five business days prior to the commencement of such distribution.  This may affect the marketability of the Notes and the underlying common stock and the ability to engage in market-making activities with respect to the Notes and the underlying common stock.

If requested by any selling securityholder or its representative and required with respect to a particular offering of the Notes and the underlying common stock, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts related to the particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Notes and the underlying common stock to the public, other than underwriting discounts, commissions and fees and certain legal expenses, which will be paid by the selling securityholders.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our common stock is listed on the New York Stock Exchange under the symbol “TGI” and all reports, proxy statements and other information filed by us with the NYSE may be inspected at the New York Stock Exchange’s offices at 20 Broad Street, New York, New York 10005. We maintain a website at www.triumphgroup.com. The information contained on our website is not incorporated by reference in this prospectus and you should not consider it a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC (other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits):

•  Our Annual Report on Form 10-K for the fiscal year ended March 31, 2006;

•  Our Definitive Proxy Statement on Form 14A, filed with the SEC on June 22, 2006;

•  Our Quarterly Reports Form 10-Q for the fiscal quarters ended June 30, 2006 and September 30, 2006;

•  Our Current Reports on Form 8-K filed on July 18, 2006, August 1, 2006, September 12, 2006, September 13, 2006, September 22, 2006, October 11, 2006, October 26, 2006 and December 6, 2006; and

•  The description of our common stock contained in our Registration Statement on Form 8-A dated September 27, 1996.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus through the completion of the offering of the Notes offered pursuant to this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph (included in the Annual Report on Form 10-K) or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K. Information that we file with SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

You may request a copy of any documents incorporated by reference in this prospectus and the form of indenture and Notes at no cost, by writing or telephoning us at the following address and telephone number:

Triumph Group, Inc.
1550 Liberty Ridge Drive, Suite 100
Wayne, Pennsylvania 19087
(610) 251-1000
Attention: Corporate Secretary

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

LEGAL MATTERS

The validity of the Notes will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended March 31, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of March 31, 2006, as set forth in their reports, which are incorporated by reference in this prospectus. Our consolidated financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

$201,250,000

2.625% Convertible Senior Subordinated Notes Due 2026

Prospectus

December 12, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses payable by the registrant in connection with the distribution of the securities being registered.  All of the amounts shown are estimated (except the SEC registration fee).

SEC registration fee	$21,534
Printing and engraving expenses	$3,500
Legal fees and expenses	$20,000
Accounting fees and expenses	$25,000
Miscellaneous fees and expenses	$4,966
Total	$75,000

The selling securityholders are not responsible for and will not pay any of the expenses listed above.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s certificate of incorporation provides that, as permitted by Delaware law, the Company’s directors are not liable to the Company or the Company’s stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.  Further, under the provisions of the Company’s bylaws, as amended, each person who is or was a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the Company’s request as a director, officer, employee or agent of another company or other entity shall be indemnified by the Company against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Company’s best interests, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.  Notwithstanding the foregoing, no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery or the court in which such action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court deems proper.

The termination of any action, suit or proceedings by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the Company’s best interests and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

In addition, to the extent that such a person is successful on the merits or otherwise in defense of any action, suit, or proceeding brought against him or her by reason of the fact that he or she is the Company’s director, officer, employee or agent, he or she shall be indemnified against expenses, including attorneys’ fees actually and reasonably incurred in connection therewith.

The Company’s bylaws, as amended, provide that expenses (including attorneys’ fees) incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.

Any indemnification under the provisions summarized above (unless ordered by a court) shall be made by the Company only as authorized in each specific case upon a determination that indemnification of such person is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the applicable provision.  Such determination shall be made by any of (1) a majority vote of the Company’s directors who are not parties to the action, suit or proceeding (even though less than a quorum), (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

The Company maintains director and officer insurance with respect to those claims described above in customary amounts.

The foregoing summaries are necessarily subject to the complete text of the relevant statute or document.

ITEM 16.  EXHIBITS

The following exhibits are filed herewith or incorporated by reference.

Exhibit Number	Description

4.1

Indenture, dated as of September 18, 2006, between Triumph Group, Inc. and The Bank of New York Trust Company, N.A. relating to the 2.625% Convertible Senior Subordinated Notes Due 2026 (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on September 22, 2006)

4.2	Form of 2.625% Convertible Senior Subordinated Note due 2026 (included as Exhibit A to Exhibit 4.1)

4.3

Registration Rights Agreement, dated as of September 18, 2006, between Triumph Group, Inc. and Banc of America Securities LLC (Incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed on September 22, 2006)

4.4	Specimen copy of Common Stock Certificate of the Company (Incorporated by reference to Exhibit 4 to the Company’s Registration Statement on Form S-1/A, as amended (File No. 333-10777))

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibits 5.1)

Exhibit Number	Description

24.1	Powers of Attorney (included on the signature page to this registration statement)

25.1	Statement of Eligibility of The Bank of New York Trust Company, N.A. on Form T-1

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

Provided, however, that Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event a claim against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herein, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)            If the registrant is relying on Rule 430B:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(C)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first sued after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on the 12th day of December, 2006.

TRIUMPH GROUP, INC.

By:	/s/ Richard C. Ill
Richard C. Ill
President and Chief Executive Officer
(Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard C. Ill and John B. Wright II, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution for him and his name, place and stead, in all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement pursuant to the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that each attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated above:

Signature	Title	Date

/s/ Richard C. Ill	President, Chief Executive Officer and	December 12, 2006
Richard C. Ill	Director (Principal Executive Officer)

/s/ John R. Bartholdson	Senior Vice President, Chief Financial	December 12, 2006
John R. Bartholdson	Officer, Treasurer and Director (Principal Financial Officer)

/s/ Kevin E. Kindig	Vice President and Controller	December 12, 2006
Kevin E. Kindig	(Principal Accounting Officer)

/s/ William O. Albertini	Director	December 12, 2006
William O. Albertini

/s/ Richard C. Gozon	Director	December 12, 2006
Richard C. Gozon

/s/ Claude F. Kronk	Director	December 12, 2006
Claude F. Kronk

/s/ George Simpson	Director	December 12, 2006
George Simpson

/s/ Terry D. Stinson	Director	December 12, 2006
Terry D. Stinson

EXHIBIT INDEX

The following exhibits are filed herewith or incorporated by reference:

Exhibit Number	Description

4.1

Indenture, dated as of September 18, 2006, between Triumph Group, Inc. and The Bank of New York Trust Company, N.A. relating to the 2.625% Convertible Senior Subordinated Notes Due 2026 (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on September 22, 2006)

4.2	Form of 2.625% Convertible Senior Subordinated Note due 2026 (included as Exhibit A to Exhibit 4.1)

4.3

Registration Rights Agreement, dated as of September 18, 2006, between Triumph Group, Inc. and Banc of America Securities LLC (Incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed on September 22, 2006)

4.4	Specimen copy of Common Stock Certificate of the Company (Incorporated by reference to Exhibit 4 to the Company’s Registration Statement on Form S-1/A, as amended (File No. 333-10777))

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibits 5.1)

24.1	Powers of Attorney (included on the signature page to this registration statement)

Exhibit Number	Description

25.1	Statement of Eligibility of The Bank of New York Trust Company, N.A. on Form T-1